$110,000,000

                                     SECOND
                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                         HOMESTEAD VILLAGE INCORPORATED,


                            THE LENDERS NAMED HEREIN,


                                       AND


                        COMMERZBANK AG, NEW YORK BRANCH,
                     AS ADMINISTRATIVE AGENT FOR THE LENDERS


                          DATED AS OF FEBRUARY 29, 2000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this Agreement ), dated as of February 29, 2000, among HOMESTEAD VILLAGE INCORPORATED, a Maryland corporation (the Borrower ), COMMERZBANK AG, NEW YORK BRANCH, and the other lenders listed on Exhibit A annexed hereto, as amended from time to time (each a Lender and collectively, the Lenders ) and COMMERZBANK AG, NEW YORK BRANCH, as contractual representative for the Lenders on the terms provided herein (the Administrative Agent ).

                              W I T N E S S E T H:

         WHEREAS, the Administrative Agent arranged a revolving credit facility in the original principal amount of $50,000,000 on behalf of the Borrower pursuant to a Credit Agreement dated as of May 6, 1997 among Borrower, Administrative Agent and certain lenders named therein (said Agreement, as amended to, but not including, this date, the Original Agreement );

         WHEREAS, the parties to the Original Agreement amended and restated the Original Agreement in its entirety pursuant to the terms of an Amended and Restated Credit Agreement dated as of March 18, 1999 (the First Restatement ); and

         WHEREAS, the parties to the First Restatement have agreed to amend and restate the First Restatement in its entirety, including the letters modifying, amending or waiving the terms thereof.

         NOW,  THEREFORE,   in  consideration  of  the  fees,   representations,
warranties, covenants and agreements of the Borrower set forth herein and in the Loan Documents, the parties hereto agree as follows:


                      ARTICLE I.. DEFINITIONS; CONSTRUCTION

          Section 1.1 Definitions As used herein, the following terms shall have the following meanings:

                  Accounting   Period  means  any  accounting   period  within
Borrower's fiscal year, provided that such fiscal year is in accordance with GAAP and generally coincides with the calendar year.

                  Acquisition Costs means the actual purchase price paid by Borrower or a Subsidiary of Borrower to acquire a Property.

                  Adjusted EBITDA means, with respect to any quarter, EBITDA for such quarter, plus non-cash charges, minus a reserve for replacements equivalent to the greater of (i) the average of actual, historical recurring Property capital expenditures incurred during the four calender quarters immediately preceding the calender quarter in which the calculation is made and
(ii) four percent (4.0%) of the gross revenues derived from the Properties during the calendar quarter immediately preceding the quarter in which the calculation is made.

                  Adjusted LIBOR Rate means, with respect to each Interest Period, the rate obtained by dividing (i) the LIBOR Rate for such Interest Period by (ii) a percentage equal to one minus the actual rate (stated as a decimal) of all reserves then actually required to be maintained by each Lender (provided that reasonable evidence of the imposition of such requirement is
furnished  to  Borrower)  against  eurocurrency  liabilities   as  specified in
Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on borrowings hereunder is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of the Administrative Agent to United States residents) or by any other Requirement of Law relating to reserve or capital adequacy requirements.

                  Adjusted Maximum Availability Amount means the Maximum Availability Amount, except that, for periods occurring prior to the Closing Date, the Adjusted Maximum Availability Amount shall mean $170,000,000.

                  Adjusted Pool NOI means, as of the last day of any calendar quarter, the NOI derived from the Mortgaged Properties during such quarter and the three calendar quarters immediately preceding such quarter less (i) a reserve for replacements equivalent to four percent (4.0%) of gross revenues derived from such Mortgaged Properties during such period and (ii) a management fee equal to four percent (4.0%) of gross revenues derived from such Mortgaged Properties during such period.

                  Administrative Agent means Commerzbank AG, New York Branch, in its capacity as contractual representative for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 7.9 of this Agreement.

                  Affiliate means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, whether through the ownership of voting securities, by contract, or otherwise. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, through the ownership of voting securities, by contract or otherwise.

                  Agreement means this Agreement, as amended, supplemented, or modified from time to time.

                  Alternate Rate means, as of any date of determination, a per annum rate equal to the greater of (a) the Prime Lending Rate plus one and one-half percent (1.5%) and (b) the Federal Funds Rate plus two percent (2%).

                  Applicable Margin  means two and one-half percent (2.5%).

                  Appraised Value  shall have the following meanings:

               (i) At all times prior to May 1, 2001:

                    (x) With respect to each of the fifty-six (56) Mortgaged Properties to which a value is ascribed on Schedule 1 annexed hereto, Appraised Value shall mean the value ascribed on Schedule 1 annexed hereto; and

                    (y) With respect to each of the Mortgaged Properties to which a value is not ascribed on Schedule 1 annexed hereto, (x) until such time as Borrower shall have delivered to Administrative Agent a FIRREA Appraisal of such Mortgaged Property in accordance with the terms of Section 5.2(k) hereof, Appraised Value shall mean undepreciated GAAP cost value and (y) upon delivery of a FIRREA Appraisal as aforesaid, Appraised Value shall mean the value set forth in the FIRREA Appraisal of the Mortgaged Property; and

               (ii) During the period commencing May 1, 2001 and at all times thereafter up to and including the Maturity Date, Appraised Value shall mean the value ascribed to the Mortgaged Properties in the Updated Appraisals delivered to Administrative Agent pursuant to the terms of Section 5.2(l) hereof.

                  Average  Undrawn  Balance   means the average daily amount of
the Revolving Portion of the Loan which remains undrawn upon by the Borrower for the related period of determination (on the basis of a year of 365/366 days for the actual number of days which have elapsed during such period).

                  Bankruptcy Code  has the meaning provided in Section 6.1(g).

                  Borrower has the meaning set forth in the introductory paragraph to this Agreement.

                  Borrower's Authorized Representative means any duly elected officer designated by the Borrower in a written notice to the Administrative Agent, as such officer may be changed from time to time by written notice to the Administrative Agent.

                  Business Day means any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York City or on which trading is not carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

                  Capital   Stock   means  any  and  all  shares,   interests,
participation, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including but not limited to partnership interests, in a Person (other than a corporation), and any and all warrants or options to purchase any of the foregoing.

                  Closing Date means the date hereof.

                    Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

                  Collateral means, collectively, the Mortgaged Properties and all other property and interests in property now owned or hereafter acquired and upon which a Lien has been or is purported or intended to have been granted in favor of the Administrative Agent or its predecessor -in-interest as Administrative Agent, Wells Fargo Bank, National Association.

                  Construction Budget means, with respect to any Project under Development, the total budgeted costs (including soft and hard costs), required to cause such Project under Development to become Construction Complete, including the acquisition cost of land.

                  Construction Complete means, with respect to any Mortgaged Property, that (a) construction of such Mortgaged Property is complete, in accordance with the Plans and Specifications of such Mortgaged Property, (b) final, permanent and unconditional certificates of occupancy permitting occupancy of all portions of such Mortgaged Property as an extended stay facility have been issued and are in full force and effect, (c) all portions of such Mortgaged Property are, or may become at any time, without the consent or approval of any Person, open for business to the general public as an extended stay hotel, and (d) the Administrative Agent shall have received evidence satisfactory to it that the conditions set forth in (a), (b) and (c) have been satisfied.

                  Contractual Obligation means as to any Person, any material provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  Credit Exposure has the meaning provided in Section 7.17.

                  Debt Service means, with respect to any period, Interest Expense for such period, plus scheduled amortization of all Indebtedness of Borrower or its Subsidiaries (excluding balloon payments and bullet maturities on loans.)

                  Debt  Yield  shall  mean  the   quotient,   expressed  as  a
percentage, obtained by dividing (x) the aggregate Net Operating Income derived from the Mortgaged Properties during the four calendar quarters preceding the calendar quarter in which the calculation occurs by (y) the average outstanding principal balance of the Loan during the calendar quarter preceding the calendar quarter in which the calculation occurs.

                  Decisions has the meaning set forth in Section 7.14.

                  Default means any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder or under the Promissory Notes or the other Loan Documents.

                  Default Rate has the meaning set forth in Section 2.3(b) hereof.

                  Direct Costs means actual costs paid by Borrower or any Subsidiary of Borrower for labor, materials, equipment, contractor and subcontractor fees and all other costs (other than Acquisition Costs and Indirect Costs) in connection with the construction of improvements on a Property.

                  Dollar and the sign $ each mean lawful currency of the United States of America.

                  EBITDA means, with respect to any period and any Person, the net income of such Person, plus, to the extent included in the calculation of earnings, interest expense (per GAAP), income taxes, depreciation and amortization expense, other non-cash losses relating to restructuring, downsizing in connection with a corporate personnel restructuring or other unusual events, accounting changes, write-downs, reclassifications or revaluations, distributed earnings of Unconsolidated Affiliates and losses on sales of property, less, to the extent excluded in the calculation of earnings, gains on sales of property.

                  Eligible Assignee means a Person who, at the time of determination is (a) a Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America or any state thereof, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided such bank is acting through a branch or agency located in the United States of America. If such a Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by Standard & Poor's, BA2 or higher by Moody's Investor's Services, or the equivalent or higher of either such rating by another rating agency acceptable to the Administrative Agent.

                  Eligible  Costs  means,   with  respect  to  each  Mortgaged
Property, the Eligible Cost ascribed thereto in Schedule 2 annexed hereto.

                  Environment means soil, surface waters, groundwaters, land, stream, sediments, surface or subsurface strata and ambient air.

                  Environmental Discharge means any discharge of pollutants or effluent into any aquifer or water source or system (whether naturally occurring or man made), gaseous emissions (including, without limitation, air emissions), particulate emissions and noise emissions, in each case, in violation of any Relevant Environmental Law.

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  ERISA Affiliate means each trade or business (whether or not incorporated) that together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer within the meaning of Section 4001 of ERISA.

                  Event of Default has the meaning provided in Article VI.

                  Exchange Act means the Securities and Exchange Act of 1934, as amended.

                  Federal Funds Rate means, for any day of determination, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal Funds transacted with members of the Federal Reserve System arranged by Federal Funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

                  Financing Statements means UCC-1 Financing Statements made by the Borrower or a Subsidiary Mortgagor, as debtor, in favor of the Administrative Agent, as secured party, covering all fixtures, equipment and personal property of the Borrower or such Subsidiary Mortgagor at the Mortgaged Properties.

                  FIRREA Appraisal means an appraisal conforming in all respects with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 USC 1811, as amended and as the same may be amended from time to time, which appraisal is otherwise satisfactory to the Administrative Agent and is prepared by an appraiser satisfactory to the Administrative Agent at the sole cost and expense of Borrower.

                  Free Cash Flow means, with respect to any Person for any period, such Person's EBITDA for such period, plus Net Cash Proceeds of sales of assets, less (i) interest expense paid or accrued (without duplication), (ii) income taxes paid or accrued (without duplication), (iii) routine capital expenditures on operating properties and (iv) to the extent excluded in the calculation of earnings, payments made under the Sale-Leaseback Facility.

                  GAAP means generally accepted accounting principles as in effect at the time of application applied on a consistent basis; provided, however, if any change is adopted after the Closing Date in generally accepted accounting principles which either Borrower or the Administrative Agent determines to be adverse, and if either such party notifies the other of such determination, then both Borrower and the Administrative Agent shall negotiate in good faith the extent to which such change shall be adopted with respect to the matters to which the definition of GAAP is applicable under the Loan Documents, and the term GAAP shall mean (i) in the event a written agreement with respect to such change is executed and delivered by both Borrower and Required Lenders within thirty (30) days following such notice, generally accepted accounting principles applied on a consistent basis giving effect to such agreement or (ii) in any other event, generally accepted accounting principles as in effect at the time immediately prior to the adoption of such change applied on a consistent basis.

                  Governmental Authority means any nation and any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, but not limited to, the Federal Reserve Board, any Federal Reserve Bank, any other central banking authority, or any agency or subdivision thereof.

                  Gross Asset Value Cost or GAV Cost means the value of all cash, cash equivalents and Properties owned by the Borrower and its Subsidiaries, valued at one hundred percent (100%) of cost.

                  Gross Asset Value Market (GAV Market) means Adjusted EBITDA capitalized at a rate per annum equal to 11%, calculated with reference to the four calendar quarters preceding the calendar quarter in which the calculation occurs.

                  Guarantee   Obligation   means,   as  to  any  Person   (the
Guaranteeing Person ), any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued a reimbursement, counterindemnity, or similar obligation, in either case guaranteeing any Indebtedness, leases, dividends, or other obligations (the primary obligations ) of any other third Person (the primary obligor ) in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Lenders in good faith.

                  Hazardous Materials means any substance in quantities and/or form:

                           (a)      the  presence  of which  requires  or  shall
hereafter require notification, investigation or remediation under any Relevant Environmental Law; or

                        (b) which is or becomes defined as a hazardous waste, hazardous material or hazardous substance or controlled industrial waste or Pollutant or Acontaminant under any Relevant Environmental Law, including without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds, or which contains polychlorinated biphenyls or asbestos or urea formaldehyde foam insulation, or which contains or emits radioactive particles, waves or material, including radon gas; or

                        (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated under any Relevant Environmental Law or by any Governmental Authority; or

                        (d)pursuant to applicable Relevant Environmental Laws, the presence of which on the Mortgaged Property causes or threatens to cause a nuisance upon the Mortgaged Property or adjacent properties; or poses or threatens to pose a hazard to the Mortgaged Property or to the health or safety of persons or property on or about the Mortgaged Property.

                  HPT means HPT HSD Properties Trust, the purchaser-lessor under the Sale- Leaseback Facility.

                  Implied Pool Debt Service means, as of the last day of any calendar quarter, the debt service, calculated on an annualized basis, of a self-liquidating loan with an original principal amount equal to the average daily Adjusted Maximum Availability Amount during such calendar quarter, amortized over 300 months (25 years) at an interest rate per annum equivalent to the higher of (i) the actual interest rate under the Loan and (ii) the then current 10-year Treasury Rate plus three percent (3.0%).

                  Indebtedness of any Person means, as of the date of any determination thereof, without duplication:

                   (i) all obligations of such Person for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes, or other similar instruments;

                   (ii) all rental or other obligations under leases required to be capitalized under
GAAP;

                   (iii) all Guarantee Obligations of such Person, including obligations of Unconsolidated Affiliates guaranteed by such Person or with respect to which such Person is otherwise obligated on a recourse basis;

                   (iv) such Person's Ownership Share of all obligations and liabilities of its Unconsolidated Affiliates;

                  (v) all liabilities in respect of currency or interest rate swap, cap or collar arrangements or any similar derivative instrument; provided that if such currency or interest rate swap, cap or collar arrangements or any similar derivative instrument has been entered into in order to hedge the currency or interest rate exposure of such Person in respect of current or contemplated Indebtedness, the amount of any liability in respect of such arrangement or instrument shall not be included in the determination of Indebtedness; and

                  (vi) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed by such Person.

                  Indirect Costs means actual costs incurred by Borrower or a Subsidiary of Borrower for title insurance, brokerage commissions, closing costs and escrow fees, real estate taxes, legal fees design and architectural fees, permits and all other costs or fees (other than Acquisition Costs and Direct Costs) incurred in connection with the development of a Property.

                  Intellectual  Property  has the meaning set forth in Section
4.12.

                  Interest Expense means (without redundancy) the sum of all accrued, paid or capitalized interest costs of Borrower and its consolidated Affiliates (excluding capitalized interest funded from an interest reserve), including, without limitation, payments made under the Sale-Leaseback Facility (to the extent deemed interest costs under GAAP) plus (i) Borrower's Ownership Share of interest expense in its Unconsolidated Affiliates and (ii) 100% of any accrued, paid, or capitalized interest incurred (without redundancy) on any obligation for which Borrower is wholly or partially liable under repayment, interest carry or performance guarantees, or other relevant liabilities, minus, to the extent included in the foregoing, financing costs and fees paid prior to the Closing Date which relate to (x) Indebtedness which has been incurred prior to the Closing Date, (y) the Sale-Leaseback Facility and (z) the Loan.

                  Interest Period has the meaning set forth in Section 2.4.

                  Leases means all leases, licenses and other arrangements pursuant to which any Person has the right or option to occupy or use any portion of any Mortgaged Property, and shall include all right, title and interest to receive all rent and other revenue thereunder, and shall include all guaranties of the obligations of all such Persons.

                  Lender or Lenders has the meaning set forth in the introductory paragraph of this Agreement, and their permitted successors and assigns.

                  Lending Office means, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any of such Lender's loans are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's loans are made, as designated in writing from time to time to the Administrative Agent and the Borrower.

                  LIBO Rate means,  with respect to any Interest  Period,  the sum of the Applicable Margin plus the rate per annum appearing on Dow Jones Markets (Telerate) Page 3750 (the Telerate Screen) at or about 11:00 a.m. (New York time), subject to corrections (if any) made on the Telerate Screen, two Business Days prior to the commencement of the Interest Period for which such LIBO Rate will apply (the Rate Fixing Day ) for the offering of deposits in Dollars for a period comparable to the Interest Period for which such LIBO Rate will apply; provided, however, that if (x) no relevant rate appears on the Telerate Screen for the purposes of the foregoing calculation or (y) the Administrative Agent determines that no rate for a period of comparable duration to that Interest Period appears on the Telerate Screen at the relevant time, then LIBO Rate shall mean the Applicable Margin plus the arithmetic mean (rounded upwards, if necessary, to two decimal places) of the respective rates, as supplied to the Administrative Agent at its request, quoted by leading banks to the Lenders in the London Interbank Market at or about 11:00 a.m. (New York time) on the Rate Fixing Day for the offering of deposits in Dollars for a period comparable to the Interest Period for which such LIBO Rate will apply. If any of the Lenders is unable or otherwise fails to supply an offered rate by
11:30  a.m.  (New  York  time) on the Rate  Fixing  Day,  LIBO  Rate   shall be
determined on the basis of the quotations of the remaining Lenders so long as at least two Lenders supply an offered rate. In the event there are less than two Lenders supplying offered rates, then such offered rate shall be determined by the Administrative Agent from an alternate, substantially similar independent source available to the Administrative Agent or shall be calculated by the Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate on the Telerate Screen in the London Interbank market for a term comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the borrowing to which such Interest Period relates. Each determination of the LIBO Rate by the Administrative Agent, in absence of demonstrable error, shall be conclusive and binding.

                  Lien means with respect to any asset: any mortgage, pledge, security interest, encumbrance, lien, charge, or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease, or other title retention agreement relating to such asset or the filing of any financing statement under the UCC or comparable law.

                  Loan has the meaning provided in Section 2.1 hereof.

                  Loan Documents means, collectively, this Agreement, the Promissory Notes, all Mortgages, all Financing Statements, the Environmental Indemnity, all Subsidiary Mortgagor Guaranties (as that term is defined in the First Restatement) and all other documents, certificates, affidavits and other instruments executed and delivered by the Borrower and its Affiliates pursuant thereto or in connection therewith, as each of the same may be amended, modified or otherwise supplemented from time to time.

                  Loss has the meaning provided in Section 7.16(c).

                  Margin Stock has the meaning provided in Regulation U.

                  Material   Adverse   Change  means  any  change,   event  or
circumstance which has or is reasonably likely to have a material adverse effect on (i) the ability of the Borrower and its Subsidiaries to perform their respective obligations under this Agreement or any of the other Loan Documents, or (ii) the business, condition (financial or otherwise) or results of operation of the Borrower and its Subsidiaries when taken as a whole.

                  Maturity Date means February 28, 2003.

                  Maximum Availability Amount means, as of any date of calculation, the sum of (x) the Revolving Portion of the Loan and (y) the outstanding principal balance of the Term Portion of the Loan.

                  Maximum   Dividend   Amount   means,   as  of  any  date  of
determination,  fifty percent (50%) of Free Cash Flow of Borrower derived during
the  period   commencing   September  30,  1999  and  ending  on  such  date  of
determination.

                  Mortgaged Properties means, collectively, each Property of the Borrower or any Subsidiary Mortgagor which is (and for so long as same is) mortgaged to the Administrative Agent pursuant to the terms hereof, and shall include all of the Property , as such term is defined in the Mortgages.

                  Mortgages means those certain deeds of trust, deeds to secure debt, mortgages and security agreements with assignments of leases, rents, operating agreements and management agreements and fixture filings delivered by the Borrower or any Subsidiary Mortgagor in favor of the Administrative Agent and covering the Mortgaged Properties, as the same may be amended, modified, or otherwise supplemented from time to time.

                  Net Cash Proceeds means with respect to any sale, transfer or other disposition by the Borrower or a Subsidiary of any asset (including stock of a Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, reserve for adjustment or otherwise, but only as and when received) received by the Borrower or a Subsidiary pursuant to such sale, transfer or other disposition, net (subject to reserves for normal course post-closing adjustments and reserves for indemnification obligations in connection with such asset sale) of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal and accounting fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than hereunder), and (iv) liabilities of the entity, or relating to the business or assets sold, transferred or otherwise disposed of which are retained by the Borrower or the applicable Subsidiary.

                 Net Operating Income or NOI means, with respect to any appropriate period and any Properties, the gross revenues from such Properties for such period less all direct operating expenses of such Properties, including, without limitation, expenses for the following to the extent same relate to such Properties: personnel, landscaping, contracts, utilities, housekeeping, repairs and maintenance, marketing, administrative duties, insurance and real estate taxes for such period (other than interest expense, depreciation, amortization and expenditures capitalized in accordance with
GAAP).

                  Net Worth means the tangible net worth of the Borrower, calculated on a GAAP basis, plus increases in accumulated depreciation and amortization that occur subsequent to Closing.

                  Non-public Information means any information delivered by the Borrower to the Administrative Agent or the Lenders (in their capacities as such) pursuant to this Agreement which is not publicly disclosed or known, or which cannot be readily derived from information which is publicly disclosed or known.

                  Notice of Borrowing means a notice in the form of Exhibit C annexed hereto pursuant to which Borrower may request a disbursement of the Revolving Portion of the Loan.

                  Notice  of  Conversion   means,  with  respect  to  proposed
conversion of a Short-Notice  Borrowing in accordance  with the terms of Section
2.16 hereof, a notice substantially in the form of Exhibit D annexed hereto.

                  Notice of Additional Interest Period Selection means a notice in the form of Exhibit E-1 annexed hereto pursuant to which Borrower may specify an additional Interest Period or Interest Periods applicable to portions of the Loan.

                  Notice of Interest Period Selection means a notice in the form of Exhibit E annexed hereto pursuant to which Borrower shall specify an Interest Period or Interest Periods applicable to the initial disbursement of the Loan.

                  Notifying Lender has the meaning provided in Section 2.10.

                  Ownership Share means, with respect to any Subsidiary of a Person that is not a wholly owned Subsidiary and any Unconsolidated Affiliate of a Person, the greater of (i) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate and (ii) such Persons relative direct and indirect economic interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate, determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of organization, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

                  Participant has the meaning provided in Section 7.17.

                  Payment Office means the office of the Administrative Agent located at Two World Financial Center, New York, New York 10281-1050.

                  Percentage means each Lender's percentage share of the Loan as set forth on Exhibit A annexed hereto.

                  Period Fraction means, with respect to any period of time, a fraction, the numerator of which is the actual number of days in such period, and the denominator of which is 360.

                  Permissible Assumed Indebtedness has the meaning provided in
Section 5.3(a)(iv).

                  Permitted Encumbrances means, with respect to each of the Mortgaged Properties, (i) all exceptions to title insurance coverage set forth in the title insurance policies insuring the Mortgages covering such Mortgaged Properties, other than standard printed exceptions, as of the date such policies are issued or updated by endorsement, (ii) all liens for real estate taxes and assessments provided either (x) that the last day by which such taxes or assessments may be paid without the imposition of any interest, fine or penalty has not occurred, or (y) the amount or validity of such taxes or assessments are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such liens and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower, (iii) mechanics and materialmen's liens, the existence of which do not constitute or create a Material Adverse Change, and which remain unsatisfied, unbonded or unstayed for no more than thirty (30) days other than those the amount or validity of which are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such liens and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower, (iv) Leases which are subordinate to the lien of the Mortgages and (v) such other matters affecting title to the Mortgaged Properties as the Administrative Agent shall from time to time approve in writing.

                  Person means any individual, partnership, firm, corporation,
association,   joint  venture,  joint  stock  company,   trust,   unincorporated
organization or other entity, or any governmental or political subdivision or agency, department, or instrumentality thereof.

                  Plan means any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate.

                  Plans  and   Specifications   means  the  final   plans  and
specifications filed with the appropriate Governmental Authorities with respect to the construction of an extended stay hotel facility on a Mortgaged Property.

                  Presence means, when used in connection with Hazardous Materials, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

                  Prime   Lending   Rate   means   the  rate  at   which   the
Administrative Agent announces in New York, New York from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent or any Lender. The Administrative Agent and each Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  Project under Development means a Property (a) on which construction of an extended stay facility has commenced and (b) which lacks any
permit  or  certificate   required  for  the  lawful  occupancy  thereof  as  an
extended-stay facility.

                  Promissory Notes means the promissory notes made by the Borrower to each Lender substantially in the form of Exhibit F annexed hereto.

                  Properties means all land owned or leased by the Borrower and/or any of its Subsidiaries, all buildings, structures, improvements, fixtures and equipment, and parking areas located thereon and therein, and all easements, rights, interests, privileges and other appurtenances thereto, of any nature whatsoever. An individual Property is a portion of land owned or leased by the Borrower and/or its Subsidiaries which is bound by a perimeter containing no land not owned or leased by Borrower and/or any of its Subsidiaries, together with all buildings, structures, improvements and parking areas fixtures and equipment located thereon, and all easements, rights, interests, privileges and other appurtenances thereto, of any nature whatsoever.

                  Purchasing Lender has the meaning provided in Section 7.18.

                  Reaffirmation of Environmental Indemnity means the Fourth Reaffirmation of Environmental Indemnity to be executed by the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit B annexed hereto.

                  Reaffirmation of Subsidiary Guaranty means the Reaffirmation of Subsidiary Guaranty in favor of the Administrative Agent in the form of Exhibit H annexed hereto.

                  Realty means SC Realty Incorporated, a Nevada corporation.

                  Regulation D and Regulation U mean Regulation D and Regulation U, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                  Release has the meaning provided in Section 8.11.

                  Release Parcel has the meaning provided in Section 8.11.

                  Release   Price  means,   with  respect  to  each  Mortgaged
Property, the release price allocated thereto on Schedule 2 annexed hereto.

                  Release Request has the meaning provided in Section 8.11.

                  Relevant Environmental Laws means all Requirements of Law and all other applicable Federal, state and local environmental statutes, regulations, rules, ordinances, codes, licenses, permits, approvals, plans, authorizations, guidelines, concessions, franchises, orders and similar items, and rules of common law (whether now existing or hereafter enacted or promulgated and whether now contemplated, anticipated or foreseeable or not) of all courts and Governmental Authorities, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to or the protection of the Environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  Required Lenders means the Lenders holding at least sixty six and two thirds percent (66 2/3%) of the Maximum Availability Amount.

                  Requirement of Law means, as to any Person, the certificate of incorporation and by-laws, certificate of partnership and partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  Revolving Portion of the Loan shall have the meaning provided in Section 2.15.

                  Sale-Leaseback Facility means the lease dated February 23, 1999 between HPT, as lessor, and HVI (2) Incorporated, a Delaware corporation, as lessee.

                  Stockholders Equity means stockholders equity as reflected on the balance sheet of the Borrower determined in accordance with GAAP.

                  Studies  means  environmental   studies  and  investigations
respecting (i) the condition and circumstances of the Environment on, under, about or affecting any Mortgaged Property, (ii) any actual or suspected Environmental Discharge or Presence of any Hazardous Materials on, under, about or affecting any Mortgaged Property, and (iii) any actual or suspected violation of any Relevant Environmental Laws on, under, about or related to any Mortgaged Property.

                  Subsidiary of any Person means a corporation, partnership, limited liability, trust or other entity of which a majority of the outstanding shares of stock or beneficial interests of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

                  Subsidiary Mortgagor means any wholly-owned Subsidiary of Borrower or wholly-owned Subsidiary of a wholly-owned Subsidiary of Borrower.

                  Taxes has the meaning provided in Section 2.17.

                  Term Portion of the Loan means that portion of the Loan which is not the Revolving Portion of the Loan.

                  Total Costs means, with respect to any Property,  the sum of
(i) the Acquisition Costs with respect to such Property, (ii) the Direct Costs with respect to such Property, and (iii) the Indirect Costs with respect to such Property, all calculated on a cost to completion basis.

                  Total Liabilities includes all GAAP liabilities and certain non-GAAP (off balance sheet) liabilities with no redundancy. Included are the following: non-recourse mortgage debt; letters of credit; binding purchase obligations; repurchase obligations; forward commitments; unsecured debt; accounts payable; accrued expenses, capitalized lease obligations, and to the extent required under GAAP to be reported as a liability, any other lease obligations (including ground leases); guarantees of indebtedness; subordinated debt; unfunded obligations of Borrower and its Subsidiaries; forward equity commitments (but excluding forward equity subscriptions for which stock is issued within thirty (30) days of receipt of equity proceeds); Derivative Exposure (as hereinafter defined); and any other non-GAAP liability that the Security and Exchange Commission has determined, either currently or in the future, should be treated as debt. Total Liabilities will include (without redundancy): (a) one hundred percent (100%) of the recourse liability of Borrower and its Subsidiaries under (i) guarantees of indebtedness or (ii) loans where Borrower or a Subsidiary of Borrower is liable for debt as a general partner and (b) Borrower's and its Subsidiaries Ownership Share of non-recourse debt in their Unconsolidated Affiliates. As used herein, Derivative Exposure means the maximum liability (including costs, fees and expenses), based upon a liquidation or termination as of the date of the applicable covenant compliance test, of any Person under any interest rate swap, collar, cap or other interest rate protection agreements, treasury locks, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

                  For purposes of purchase obligations, repurchase obligations and forward commitments, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase real property shall be determined as follows: (x) if, at such time, the seller of such real property would be entitled to specific enforcement of the contract against such Person, then the amount of Total Liabilities shall equal the total purchase price payable by such Person under the contract, otherwise, (y) the amount of Total Liabilities shall equal the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of such contract.

                  For purposes of purchase obligations, repurchase obligations and forward commitments, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase a property being renovated or developed by a third party shall equal the maximum amount reasonably estimated to be payable under such contract during the remaining term of such contract.

                  Treasury Rate means for any day the weekly average auction rate on United States Treasury Bonds with a maturity of ten years, as published in the Federal Reserve Bulletin and made available each week by the Federal Reserve Board in Statistical Release H.15(519) or any successor publication.

                  UCC means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  Unconsolidated Affiliate means, with respect to any Person, an unconsolidated affiliate of such Person (determined in accordance with GAAP).

                  Updated  Appraisals  shall  have the  meaning  set  forth in
Section 5.2(l).

                  Use Requirements means any and all building codes or permits, certificates of occupancy or compliance, restrictions of record, easements, reciprocal easements or other agreements, subdivision, zoning, wetlands protection, or land use laws or ordinances and any and all applicable rules or regulations of any Governmental Authority affecting any part of any Mortgaged Property.

     Section 1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP.

     Section 1.3 Other Definitional Terms. The words Ahereof, Aherein, and Ahereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, schedule, exhibit, and like references are to this Agreement unless otherwise specified. References to agreements, instruments, documents, statutes, and regulations include all amendments, supplements, and modifications thereof as may be in effect from time to time.


                              ARTICLE II. THE LOAN

     Section 2.1 The Loan. Subject to and upon the terms and conditions herein set forth, each Lender, severally and not jointly, agrees to make a loan to Borrower on the Closing Date in the amount of $110,000,000 (such loans of the Lenders, the ALoan ), pro rata in accordance with such Lender's Percentage. Borrower hereby agrees to accept the Loan. Borrower may not reborrow any portion of the Loan, except as provided in Section 2.15 hereof. The Loan shall be disbursed to Borrower upon the satisfaction of the conditions set forth in
Article III of this Agreement.

         Section 2.2      Promissory Notes; Collateral

                  (a) The Borrower's obligation to pay the principal of, and interest on, the Loan shall be evidenced by one or more Promissory Notes in the face amount of each Lender's Percentage of the Loan, with blanks as to payee, date and principal amount appropriately completed. The determination by the Administrative Agent of the amount of principal outstanding hereunder or under any Promissory Note shall, except for patent error, be final, conclusive and binding upon the Borrower for all purposes.

                  (b) Each borrowing, repayment and permitted reborrowing hereunder shall be recorded by the Administrative Agent and the entries in such records shall, except for patent error, be final, conclusive and binding on the Borrower; provided, however, that no failure to make or error in making a recordation of a borrowing shall in any way limit, affect or modify the obligation of the Borrower to repay any obligations, or the rights of the Administrative Agent and the Lenders to any amounts due under this Agreement, the Loan Documents and the Promissory Notes.

                  (c) Except as otherwise set forth in the Loan Documents, each item of Collateral shall secure the payment and performance of all indebtedness and obligations of the Borrower under this Agreement, including without limitation, any increased cost under Section 2.11 hereof, and each other Loan Document.

         Section 2.3      Interest on the Loan.

                  (a) Subject to the provisions of Section 2.15 hereof, the unpaid principal amount of the Loan shall bear interest at a rate per annum for each Interest Period equal to the Adjusted LIBO Rate. Interest on the Loan shall accrue from the date of any borrowing hereunder to but excluding the date of any repayment thereof and shall be payable (i) in arrears on the first day of each calendar month, (ii) at maturity (whether by acceleration or otherwise) and
(iii) after maturity, on demand. Notwithstanding the foregoing, should the Loan bear interest at the Alternate Rate pursuant to the terms of this Agreement, interest shall be payable (i) in arrears on the first day of each calendar month, (ii) at maturity (whether by acceleration or otherwise) and (iii) after maturity, on demand.

                  (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan, and all other overdue amounts owing hereunder, shall bear interest for each day that such amounts are overdue at a rate (the Default Rate ) equal to three percent (3%) per annum plus the interest rate otherwise applicable thereto from the first day such amounts are overdue to but excluding the date such overdue amounts are paid.

                  (c) The Administrative Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower thereof. All such determinations shall be binding on all parties, absent patent error.

                  (d) It is expressly stipulated and agreed to be the intent of the Lenders and Borrower at all times to comply with the applicable law governing the highest lawful interest rate. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Agreement or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness evidenced thereby, or if acceleration of the maturity of the obligations, or the rights of the Administrative Agent and the Lenders to any amounts due, under this Agreement, the Loan Documents and the Promissory Notes, any prepayment by Borrower, or any other circumstance whatsoever, results in Borrower having paid any interest, penalty, fee or other amount in excess of that permitted by applicable law, then it is the express intent of Borrower and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Loan (or, at Lenders option, paid over to Borrower), and the provisions of this Agreement and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of the obligations, or the rights of the Administrative Agent and the Lenders to any amounts due, under this Agreement, the Loan Documents and the Promissory Notes, does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the obligations, or the rights of the Administrative Agent and the Lenders to any amounts due, under this Agreement, the Loan Documents and the Promissory Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such obligations and amounts until payment in full so that the rate or amount of interest on account of such secured obligations does not exceed the maximum rate or amount of interest permitted under applicable law.

     Section 2.4 Interest Periods. One or more interest periods (each an AInterest Period ) shall be applicable with respect to the outstanding principal amount of the Loan. Each Interest Period shall be a period of one, two, three or six months as specified by Borrower in accordance with the terms of this Agreement. Simultaneously with the execution and delivery hereof, Borrower shall furnish the Administrative Agent with a Notice of Interest Period Selection specifying the initial Interest Period or Interest Periods applicable to the Loan. Notwithstanding the foregoing:

                           (i)      the initial  Interest  Period for all or any
portion of the Loan shall commence on the date of the disbursement of the Loan;

                          (ii)  Provided  that no Event of  Default  shall  have
occurred and be continuing, at the end of the initial Interest Period and each subsequent Interest Period applicable to any portion of the Loan, the Borrower shall be permitted to select an additional Interest Period for the applicable portion of the Loan by delivering a Notice of Additional Interest Period Selection to the Administrative Agent at any time prior to 12:00 noon (New York time) on the third Business Day prior to the expiration of the then current
Interest Period applicable to such portion of the Loan, provided that if no Interest Period selection is delivered to the Administrative Agent by such time, the Borrower shall be deemed to have selected an Interest Period of one month and such Interest Period selected or deemed to have been selected for such portion of the Loan may not be changed without the consent of the Administrative Agent;

                           (iii)      if any Interest Period would otherwise
expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a portion of the Loan (other than a borrowing referred to in Section 2.10(b)(ii) or Section 2.11(b)(ii)) would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iv)   any  Interest  Period in respect  of a portion
of the Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) below, end on the last Business Day of a calendar month;

                           (v)      no Interest Period shall extend beyond the
Maturity Date; and

                           (vi there shall be no more than six Interest  Periods
in effect at any time.

     Section 2.5 Repayment of the Loan. The Borrower shall repay to the Administrative Agent, for the account of the Lenders, the unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon and any other sums due and payable to the Lenders hereunder or under the other Loan Documents, on the Maturity Date.

     Section 2.6 Prepayments of the Loan. The Loan may be prepaid in full or in part without penalty, premium or additional charge, except as set forth in
Section 2.13 hereof; provided such prepayment shall be at least equal to $100,000 and provided further that in no event may any prepayment (other than a prepayment in full of the entire unpaid principal balance of the Loan) cause the Maximum Availability Amount to be less than $50,000,000. Any partial prepayment of the Loan shall be applied to the Revolving Portion of the Loan, unless Borrower, simultaneously with the making of such prepayment, instructs the Administrative Agent to apply the same to the Term Portion of the Loan.
Notwithstanding the foregoing, any prepayment made in connection with the Release of a Mortgaged Property pursuant to Section 2.15 shall be applied only to the Term Portion of the Loan. Borrower shall furnish the Administrative Agent with not less than three (3) business days notice of the prepayment in full of the Loan. At the time of any prepayment in full of the Loan, Borrower shall pay all accrued and unpaid interest and all fees and other amounts due to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

     Section 2.7 Fees. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee (the ACommitment Fee ) equal to three eighths of one percent (0.375%) per annum of the Average Undrawn Balance of the Revolving Portion of the Loan. The amount of the Commitment Fee shall be calculated by the Administrative Agent and, absent patent error, shall be binding on all parties. The Commitment Fee shall be due and payable (i) quarterly in arrears on the last day of each calendar quarter, and (ii) on the Maturity Date or earlier termination of the Loan. Each payment on account of the Commitment Fee for a period which is less than a full calendar quarter shall be prorated. The Borrower agrees to pay to the Administrative Agent such fees for services rendered by the Administrative Agent as shall be separately agreed upon in writing between the Borrower and the Administrative Agent.

        Section 2.8      Payments, Etc

                  (a) All payments under this Agreement shall be pro rata among the Lenders in accordance with their Percentages and shall be made by the Borrower, without defense, setoff, or counterclaim, to the Administrative Agent not later than 12:00 noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office and any funds received by the Administrative Agent after such time shall, for all purposes of this Agreement, be deemed to have been paid on the next succeeding Business Day. The Administrative Agent shall thereafter cause to be distributed to the Lenders, on the Business Day when paid, in like funds their Percentage of payments so received. Notwithstanding the foregoing, any payments received by the Administrative Agent after 12:00 noon (New York time) shall be distributed to the Lenders on the following Business Day.

                  (b) Whenever any payment to be made hereunder or under the Promissory Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless the relevant Interest Period expires on the next preceding Business Day pursuant to Section 2.4(iii), in which case the due date shall be the next preceding Business Day) and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (c) All computations of interest on the unpaid principal amount of the Loan shall be made on the basis of a year of (x) in the case of interest computed on the basis of the Adjusted LIBO Rate, 360 days, and (y) in the case of interest computed on the basis of the Alternate Rate, 365/366 days, in either case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Section 2.9 Interest Rate not Ascertainable, etc. If the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that on any date for determining the LIBO Rate for any Interest Period, by reason of any circumstances affecting the interbank Eurodollar market generally, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the
Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist:

                           (i)      each  borrowing of the  Revolving  Portion
of the Loan made pursuant to Section 2.15 hereof shall bear interest at the then applicable Alternate Rate; and

                           (ii) the entire unpaid  principal  amount of the Loan
shall immediately convert into
a Loan bearing interest at the then applicable Alternate Rate with an Interest Period ending on the date on which the Interest Period applicable to the affected borrowing expires.

         Section 2.10     Illegality

                  (i) If any Lender (a ANotifying Lender ) shall have determined at any time that the making or continuance of any portion of the Loan has become unlawful by compliance by such Lender in good faith with any applicable Requirement of Law adopted or becoming effective after the date hereof, then, in any such event, the Notifying Lender shall give prompt notice (by telephone confirmed in writing) to the Administrative Agent and the Borrower of such determination.

                 (ii) Upon the giving of the notice to the Administrative Agent and the Borrower referred to in subsection (a) above, (i) the Borrower's right to request and the Notifying Lender's obligation to fund any portion of the Revolving Portion of the Loan shall be suspended and (ii) any portion of the Loan held by such Lender shall immediately convert into a Loan bearing interest at the then applicable Alternate Rate with an Interest Period ending on the date on which the Interest Period applicable to the affected borrowing expires.

         Section 2.11     Increased Costs

                  (a) If, by reason of (x) after the date hereof, the implementation of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements) in, or in the interpretation by any Governmental Authority or any other recognized authority of, any law or regulation, or (y) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law) adopted or becoming effective after the date hereof:

                           (i)      any Lender (or its Lending  Office) shall be
subject to any tax, duty, or other charge with respect to the Loan or its obligation to fund any portion of the Revolving Portion of the Loan, or shall change the basis of taxation of payments to any Lender of the principal of or interest on the Loan or its obligation to fund any portion of the Revolving Portion of the Loan (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                          (ii)      any  reserve,  special  deposit,  or similar
requirement (including, without limitation, any reserve, special deposit, or similar requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender or its Lending Office shall be imposed or deemed applicable or any other condition affecting borrowings hereunder shall be imposed on such Lender or its Lending Office or the interbank Eurodollar market;

and as a result thereof there shall be any cost to such Lender of agreeing to make or maintain the Loan or to fund any portion of the Revolving Portion of the Loan (excluding any cost reflected in the Adjusted LIBO Rate or in the Alternate
Rate), or there shall be a reduction in the amount received or receivable by such Lender or its Lending Office (excluding any reduction reflected in the Adjusted LIBO Rate or in the Alternate Rate), then the Borrower shall from time to time, upon written notice and demand (including such Lender's reasonable details with respect to such increased cost) promptly given by the Administrative Agent, pay to the Administrative Agent for the account of such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. In the event that a Lender becomes aware of the imposition of a cost to such Lender or a reduction in the amount to be received or receivable by such Lender or its Lending Office which is an additional cost pursuant to this
Section 2.11, such Lender shall promptly notify the Administrative Agent and the Borrower in writing of such imposition or reduction, which notice shall include such Lender's reasonable details with respect to such increased cost. With respect to costs or reductions incurred by a Lender pursuant to this Section
2.11 relating to any period in which any portion of the Loan remains outstanding, the provisions of this Section 2.11 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

                  (b) If the Required Lenders shall notify the Borrower in writing (with a copy to the Administrative Agent) that at any time, because of the circumstances described in clause (x) or (y) in Section 2.11(a) or any other circumstances arising after the Closing Date and relating to any period in which any portion of the Loan remains outstanding affecting the interbank Eurodollar market generally, the then applicable Adjusted LIBO Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to the Lenders of funding the borrowings, then, subject to Section 2.11(c), thereafter:

                           (i)      any borrowing of the  Revolving  Portion of
the Loan shall bear interest at the Alternate Rate; and

                           (ii)  any   affected   portion   of  the  Loan  shall
immediately convert to a loan bearing interest at the Alternate Rate with an Interest Period ending on the date on which the Interest Period applicable to the affected portion expires.

                  (c) If the  Required  Lenders  shall  notify the  Borrower  in writing (with a copy to the Administrative Agent) that at any time, because of the circumstances described in clause (x) or (y) in Section 2.11(a) or any other circumstances arising after the Closing Date and relating to any period in which any portion of the Loan remains outstanding affecting the interbank Eurodollar market generally, then the Borrower shall be entitled to require each Lender to which such circumstances apply to assign its Credit Exposure at par to any Person selected by Borrower that is a financial institution reasonably acceptable to the Administrative Agent, which assignment shall be effected pursuant to Section 7.18 hereof.

     Section 2.12 Change of Lending Office. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to portions of the Loan affected by the matters or circumstances described in
Section 2.9, 2.10 or 2.11 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

     Section 2.13 Funding Losses. The Borrower shall compensate each Lender, upon such Lender's written request to the Administrative Agent and the Administrative Agent's delivery thereof to the Borrower (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Percentage of the Loan to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of the Revolving Portion of the Loan does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn);
(ii) if any repayment of a portion of the Loan occurs on a date which is not the Maturity Date or the last day of an Interest Period applicable to such portion (subject to Section 2.6(b)); (iii) if, for any reason, the Borrower defaults in its obligation to repay any portion of the Loan when required by the terms of this Agreement; or (iv) the occurrence of any of the events described in Section 2.9, 2.10 or 2.11. With respect to losses, expenses and liabilities which a Lender may sustain as described in this Section 2.13 relating to any period in which any portion of the Loan remains unpaid, the provisions of this Section
2.13 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

         Section 2.14     Taxes

                  (a) All payments made by the Borrower under this Agreement and the Promissory Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on such Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Lender (excluding a connection arising solely from such Lender having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the Promissory Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called Taxes ). If any Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Promissory Notes, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the appropriate Promissory Note. Whenever any Taxes are payable by the Borrower pursuant to applicable law, as promptly as possible thereafter the Borrower shall send to the Administrative Agent a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence (other than any such failure due to failure of any Lender to furnish the documents required to be furnished by such Lender pursuant to Section 2.14(b)), the Borrower shall indemnify, defend and hold harmless the Administrative Agent and each Lender for any incremental taxes, interest, or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. With respect to any obligations of the Borrower pursuant to this Section 2.14 relating to any period in which any portion of the Loan remains outstanding, the agreements in this Section 2.14, as they apply to any borrowing hereunder, shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

                  (b) The Administrative Agent and each Lender shall furnish Borrower and the Administrative Agent, at least thirty (30) days prior to the date on which the first payment to each Lender (including each Purchasing Lender) is due, and annually thereafter during the term of the Loan, with United States Internal Revenue Service Form 1001, 4224, W-8 or W-9 (or any other successor form) or any other document evidencing such Lender's exemption from withholding of Taxes from any amounts payable to such Lender hereunder under as of the Closing Date. If any Taxes are required to be withheld from any amounts payable to any Lender hereunder or under the Promissory Notes, then the Borrower shall be entitled to require such Lender to assign its Credit Exposure at par to any Person selected by Borrower that is an Eligible Assignee reasonably acceptable to the Administrative Agent, which assignment shall be effected pursuant to Section 7.18 hereof.

         Section 2.15     Revolving Portion of the Loan

                  (1) Subject to the terms and conditions hereof, the Borrower may reborrow portions of the Loan in an aggregate principal amount of up to $35,000,000 (the ARevolving Portion of the Loan ). Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Portion of the Loan, provided that:

                           (i)    the  Administrative  Agent shall have received
a Notice of Borrowing either (x) prior to 12:00 noon (New York time) on the third Business Day prior to the date of the proposed borrowing (any such proposed borrowing, a ALong-Notice Borrowing ) or (y) prior to 11:30 A.M. (New York time) on the date of the proposed borrowing (any such proposed borrowing, a AShort-Notice Borrowing ). Each Notice of Borrowing shall be irrevocable and shall advise the Administrative Agent as to whether it pertains to a Long-Notice Borrowing or a Short-Notice Borrowing, provided that any Notice of Borrowing which purports to pertain to a Short-Notice Borrowing but which is received by the Administrative Agent after 11:30 A.M. (New York time) on the date of the proposed borrowing shall be deemed to constitute a request for a Short-Notice Borrowing on the next Business Day.

                           (ii) before  as well as after  giving  effect  to the
proposed borrowing, no Default or
Event of Default shall have occurred or be continuing;

                           (iii)     subject to the  provisions  of Section  5.5
hereof, all representations and warranties contained herein (including, without limitation, those incorporated herein by reference, but not including those expressly provided to be made only as of the Closing Date) shall be true and correct in all material respects (before as well as after giving effect to the proposed borrowing) with the same effect as though such representations and warranties had been made on and as of the date of the proposed borrowing and Borrower shall be in compliance in all material respects (before as well as after giving effect to the proposed borrowing) with all covenants and agreements contained in Article V hereof and elsewhere in this Agreement.

                          (iv) there shall have been no Material  Adverse Change
and no Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary which could reasonably be expected to result in a Material Adverse Change;

                           (v)    no  litigation,  investigation  or  proceeding
before or by any arbitrator or Governmental Authority shall be continuing or threatened against the Borrower or any Subsidiary thereof in connection with this Agreement and the other Loan Documents which could result in a Material Adverse Change;

                          (vi)      the proposed  borrowing  shall not cause the
aggregate outstanding principal amount of the Loan to exceed the lowest of (i) the Maximum Availability Amount, (ii) $110,000,000 and (iii) an amount which would violate the provisions of Section 5.3(k) hereof.

                         (vii)      the proposed  borrowing  shall not cause the
aggregate outstanding principal amount of the Revolving Portion of the Loan to exceed $35,000,000.

                  (b) Each Long-Notice Borrowing shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Short-Notice Borrowing shall be in an amount equal to $2,000,000 or a whole multiple of $100,000 in excess thereof.

                  (c) There shall be no more than ten borrowings of the Revolving Portion of the Loan in any calendar month.

                  (d) Interest on Long-Notice Borrowings shall accrue at the Adjusted LIBO Rate, subject to and in accordance with the provisions of this
Article 2. Each Notice of Borrowing which pertains to a Long-Notice Borrowing shall specify the Interest Period applicable thereto. Interest shall accrue on Short-Notice Borrowings at the Alternate Rate.

                  (e) The proceeds of any borrowing of the Revolving Portion of the Loan shall be used solely to fund ongoing cash needs, interest payments, dividend payments, working capital requirements and reserve requirements of the Borrower.

     Section 2.16 Conversion Option. Provided that there is no Default or Event of Default hereunder, the Borrower shall have the option to convert Short-Notice Borrowings to borrowings bearing interest at the Adjusted LIBO Rate. Any proposed conversion shall pertain to Short-Notice Borrowings in an amount equal to $2,000,000 or a whole multiple of $100,000 in excess thereof. In the event the Borrower shall elect to convert a Short-Notice Borrowing as aforesaid, the Borrower shall deliver a Notice of Conversion to the Administrative Agent no later than 11:30 A.M. (New York time) at least three (3) Business Days prior to the date of the proposed conversion. A Notice of Conversion shall specify the proposed conversion date, the amount of the Short-Notice Borrowing to be converted and the Interest Rate applicable thereto. If no Interest Period is specified in a Notice of Conversion, the Borrower shall be deemed to have selected an Interest Period of one month. Any Notice of Conversion shall be irrevocable and the Borrower shall be obligated to convert the Short-Notice Borrowing to which it relates in accordance therewith.


                      ARTICLE III. CONDITIONS TO BORROWINGS

         The obligation of the Lenders to disburse the Loan to Borrower on the Closing Date is subject to the satisfaction of the following conditions:

     Section 3.1 Conditions oPrecedent to Closing. On or prior to the Closing Date, all obligations of the Borrower hereunder to the Administrative Agent and the Lenders incurred prior to the Closing Date and any amounts payable to the Administrative Agent or the Lenders on the Closing Date (other than legal fees payable pursuant to the last paragraph of subsection 3.1(a)), shall have been paid in full. In addition, the following conditions shall be satisfied:

                  (1) Receipt of Documents. The Administrative Agent shall have received the following, each dated as of or prior to the Closing Date, in form and substance satisfactory to the Administrative Agent:

                  (i) an officer's certificate, dated the Closing Date, signed by any Chairman, the President, any Senior Vice President, any Vice President or the Controller of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in the form of Exhibit G annexed hereto with appropriate insertions, together with copies of the Articles of Incorporation of the Borrower certified, as of a recent date, by the Secretary of State of the State of the Borrower's incorporation and the By-Laws of Borrower and the resolutions of the Borrower referred to in such certificate; and certified copies of all other documents, if any, evidencing corporate action or governmental authorization or approval with respect to this Agreement, the Promissory Notes and the Loan Documents;

                  (ii)  duly  executed  and  completed   replacement  or
substitute Promissory Notes payable to the order of each Lender;

                  (iii) a duly executed and delivered Reaffirmation of Environ-mental Indemnity;

                  (iv) a duly executed and delivered Reaffirmation of Subsidiary Guaranty;

                  (v) an opinion of counsel to the Borrower as to such matters as the Administrative Agent shall require;

                 (vi) preliminary financial statements in the forms prescribed by Sections 5.2(a) to (d) hereof for fiscal year 1999, the accounting period ending in December, 1999 and the most recent Accounting Period, to be followed on or before March 31, 2000 by final financial statements in the aforesaid forms for the aforesaid periods which disclose a financial condition of the Borrower and the Mortgaged Properties which is no worse in all material respects than that disclosed by the preliminary financial statements;

                 (vii) copies of all financial statements, reports, and proxy statements mailed to the Borrower's shareholders within the last year, and copies of all registration statements, periodic reports, and other documents filed by the Borrower with the Securities and Exchange Commission (or any successor thereto) and any national securities exchange within the last year;

                (viii) such consents or acknowledgments, with respect to such of the transactions hereunder, from such Persons as the Administrative Agent or its counsel may reasonably determine to be necessary or appropriate;

                   (ix) (A) a good standing certificate from the State of Maryland in respect of the Borrower as of a recent date; and (B) a certificate of the Secretary of State of each state in which the Borrower owns a Mortgaged Property or is required to qualify to do business, as to due qualification to do business as a foreign entity and good standing of Borrower as of a recent date; and

                   (x) title policy endorsements which have the effect of redating the title policies insuring the Liens of the Mortgages with no additional exceptions; and

                   (xi) originals of an estoppel letter executed by HPT.

Execution and delivery of this Agreement by Borrower shall constitute Borrower's agreement and covenant to pay to the Administrative Agent, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders incurred prior to or on the Closing Date.



     Section 3.2 Post Closing Covenant. On or before March 10, 2000, the Borrower shall furnish the Administrative Agent with a certificate of good standing with respect to each of the entities listed on Schedule 9 annexed hereto from the Secretary of State of its state of incorporation or organization, and, if such entity owns a Mortgaged Property in a state other than its state of incorporation or organization, a certificate from the applicable Secretary of State as to its qualification to do business in such state.


                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants the following as of the date hereof and, except with respect to the representations and warranties expressly provided herein as being made only as of the Closing Date, further represents and warrants on the date of any borrowing of the Revolving Portion of the Loan.

     Section 4.1 Corporate Existence. Borrower is duly organized and validly existing under the laws of the jurisdiction of its incorporation. In addition, Borrower is in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it owns property or where the conduct of its business or the ownership of its property or assets (including, without limitation, the Mortgaged Properties) requires such qualification (unless the failure to be so qualified or in good standing would not constitute a Material Adverse Change), and has all corporate powers and all governmental licenses, authorizations, consents, and approvals required to carry on its business as is now or is proposed to be conducted (unless the failure to have same would not constitute a Material Adverse Change).

         The execution, delivery, and performance by Borrower of this Agreement and of the Loan Documents (i) are within the Borrower's powers, and
(ii) have been duly authorized by all necessary action.

     Section 4.3 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required in connection with the execution, delivery, and performance by Borrower of this Agreement or the other Loan Documents (unless the failure to have obtained or made same would not constitute a Material Adverse Change).

     Section 4.4 Binding Effect. This Agreement and the other Loan Documents have each been duly executed by Borrower and each constitutes a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors, rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         Section 4.5      Financial Information and No Material Adverse Change

                  (a) Each of the financial statements delivered pursuant to Sections 3.1(a)(vi) were prepared in accordance with GAAP and fairly present the financial condition and results of operation of the Persons and/or properties covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to normally recurring year-end adjustments. As of the date hereof Borrower does not have any material liability, absolute or contingent, not reflected in such financial statements, the notes thereto or Schedule 4 hereof.

                  (b) Since December 31, 1999, there has been no Material Adverse Change, except as otherwise disclosed in writing to the Administrative Agent and in the reports on Forms 10-Q and 8-K filed by the Borrower with the Securities and Exchange Commission.

     Section 4.6 Litigation. There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against Borrower, or any property of the Borrower before any court or arbitrator or any governmental or administrative body, agency, or official (i) which challenges the validity of this Agreement or any of the other Loan Documents or (ii) which, as reasonably likely to be determined, and taking into account any insurance with respect thereto, would constitute a Material Adverse Change.

     Section 4.7 Compliance with Law. The Borrower is in compliance with all Requirements of Law, the Borrower's Certificate of Incorporation and By-Laws and all Contractual Obligations binding on or affecting it or any of its properties (other than where the failure to so comply would not constitute a Material Adverse Change). The execution and delivery by Borrower of this Agreement, the Promissory Notes and the Loan Documents do not, and the performance by Borrower of this Agreement, the Promissory Notes and each of the Loan Documents will not,
(a) violate any Requirement of Law, (b) violate or contravene any provision of the Borrower's Certificate of Incorporation and By-Laws, or any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to the Borrower, (c) violate, contravene or result in a breach of or constitute a default under any Contractual Obligation, or (d) result in, or require the creation or imposition of, any Lien upon or with respect to any of its property or assets (including, without limitation, the Mortgaged Properties) other than the Liens created by the Loan Documents (other than, in any such case, where such violation, contravention, default or result would not constitute a Material Adverse Change).

         Section 4.8      Labor Matters

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending, or reasonably likely to occur in the immediate future, against or involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

                  (b) There are no arbitrations or grievances pending against or involving the Borrower or any of its Subsidiaries, nor, to the best knowledge of Borrower, are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

                  (c) Neither the Borrower nor any of its Subsidiaries are parties to, or have any obligations under, any collective bargaining agreement, other than collective bargaining agreement(s) copies of which (certified by the Borrower as being true, correct and complete) have been furnished to the Administrative Agent.

                  (d) There are no representation proceedings pending, or, to the best knowledge of the Borrower, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Borrower or any of its Subsidiaries have made a pending demand for recognition, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

                  (e) There are no unfair labor practice charges, grievances or complaints pending or in process or, to the best knowledge of Borrower, threatened by or on behalf of any employee or group of employees of the Borrower or any of its Subsidiaries other than those which in the aggregate would not constitute or result in a Material Adverse Change.

                  (f) There are no complaints or charges against the Borrower or any of its Subsidiaries pending or, to the best knowledge of Borrower, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by the Borrower or any of its Subsidiaries of any individual, other than those which in the aggregate would not constitute or result in a Material Adverse Change.

                  (g) The Borrower and each of its Subsidiaries is in compliance with all laws, and all orders of any court, governmental agency or arbitrator, relating to the employment of labor, including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, other than such non-compliances as in the aggregate would not constitute or result in a Material Adverse Change.

     Section 4.9 ERISA. As of the date of this Agreement and throughout the term of this Agreement, (i) the Borrower is not and will not be an Aemployee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA,
(ii) the assets of the Borrower do not and will not constitute Aplan assets of one or more such plans within the meaning of 29 C.F.R. ' 2510.3-101 and (iii) the Borrower is not and will not be a Agovernment plan within the meaning of
Section 3(32) of ERISA.

     Section 4.10 No Default. The Borrower is not in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to result in a Material Adverse Change and no Default or Event of Default has occurred and is continuing.

     Section 4.11 Improvements. Subject to the provisions of Section 5.5 hereof:

                  (a) All of the improvements located on the Mortgaged Properties and the use of such improvements are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations, and ordinances or in connection with the use, occupancy, and operation thereof.

                  (b) No material portion of any of the Mortgaged Properties, nor any improvements located on such Mortgaged Properties that are material to the operation, use, or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood, or other casualty, except to the extent that the same have been or will with due diligence and in compliance with this Agreement and all of the other Loan Documents be restored to their condition prior thereto.

                  (c) No written notices of violation of any federal, state, or local law or ordinance or order or requirement have been received with respect to any Mortgaged Properties.

     Section 4.12 Intellectual Property. Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the Intellectual Property ) except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Change. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim (other than claims which would not constitute a Material Adverse Change). The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Change.

     Section 4.13 Taxes. Borrower has filed or caused to be filed all tax returns that, to the knowledge of Borrower, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees, or other charges now due and payable imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower). No tax Lien has been filed which could constitute a Lien senior in priority to the Lien of any of the Mortgages or Financing Statements and which has not been (or will not be) removed or discharged of record within ten (10) days after Borrower's notice of such Lien (or the taxes to which such Lien relates are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such Lien and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower).

     Section 4.14 Investment Company Act; Other Regulations. Borrower is not an Ainvestment company, or a company Acontrolled by an Ainvestment company, within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

     Section 4.15 SEcurity Capital. Security Capital Group Incorporated directly or, through a wholly-owned Subsidiary, indirectly owns no less than (a) fifty one percent (51%) of the voting stock in Borrower before dilution due to the conversion of the mortgages in favor of Archstone Communities Trust shown on
Schedule 4 and (b) forty-six percent (46%) after such dilution.

     Section 4.16 Insurance. Subject to the provisions of Section 5.5 hereof, the Borrower keeps the Mortgaged Properties insured in the manner and in the amounts set forth in subsection 5.1(k) hereof.

     Section 4.17 Properties. Subject to the provisions of Section 5.5 hereof:

                  (a) Borrower and each Subsidiary Mortgagor, as the case may be, has good and marketable title to all of the Mortgaged Properties, subject to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except Permitted Encumbrances. Borrower shall, and shall cause each Subsidiary Mortgagor to, forever warrant and defend the title of their respective Mortgaged Properties against the lawful claims and demands of all persons whomsoever subject to the Permitted Encumbrances.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened proceedings or actions to revoke, attack, invalidate, rescind, or modify in any material respect (i) the zoning of any Mortgaged Property or any part thereof, or (ii) any building or other permits heretofore issued with respect to any Mortgaged Property or any part thereof, or asserting that any such zoning or permits do not permit the operation of any Mortgaged Property or any part thereof or that any improvements located on such Mortgaged Property cannot be operated in accordance with its intended use or is in violation of applicable Use Requirements.

                  (c) The Mortgage covering each such Mortgaged Property creates a valid and enforceable first Lien, on such property described therein, as security for the repayment of the Indebtedness incurred by the Borrower hereunder and under the other Loan Documents, subject only to the Permitted Encumbrances applicable to such property.

                  (d) The Collateral is now, and so long as any portion of the Loan remains outstanding or any monetary obligation to the Administrative Agent or the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, will be owned solely by the Borrower or a Subsidiary Mortgagor, as the case may be, and said Collateral, including the proceeds resulting from the sale or other disposition (other than as permitted by Section 5.3(k)) thereof, is and will remain free and clear of any Liens except the Liens granted pursuant to the Loan Documents to the Administrative Agent, which Liens shall, at all times, be first and prior on the Collateral and all proceeds resulting from the sale or other disposition thereof, and no further action need be taken to perfect said Liens.

                  (e) Neither the existence of any improvements upon a Mortgaged Property nor the intended use or condition of any Mortgaged Property violates in any material respect any Use Requirements. With respect to each Mortgaged Property, neither the zoning nor any other right to carry on the use of such Mortgaged Property as an extended stay facility, including ancillary facilities related thereto, is to any extent dependent upon or related to any other real estate. Each Mortgaged Property may be operated as an extended stay facility with ancillary facilities related thereto and the Borrower has received no written notices from any Governmental Authorities alleging any violation by any Mortgaged Property of any Requirement of Law, including but not limited to applicable Use Requirements. Each of the Mortgaged Properties includes an extended-stay hotel facility which is Construction Complete and open for business.

                  (f) Except as set forth in Schedule 6 annexed hereto, there are no pending or, to the knowledge of the Borrower, threatened proceedings relating to any (i) taking by eminent domain or other condemnation of any portion of any Mortgaged Property, (ii) condemnation or relocation of any roadways abutting any Mortgaged Property and (iii) denial of access to any Mortgaged Property from any point of access to such Mortgaged Property, in any such case not accounted for in the Plans and Specifications.

                  (g) Each Mortgaged Property has adequate and permanent legal access to water, gas, and electrical supply, storm, and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items by means of either a direct connection to the source of such utilities or through easements or connections available on publicly dedicated roadways directly abutting such Mortgaged Property), parking, and means of access between such Mortgaged Property and public highways over recognized curb cuts, and all of the foregoing comply with all applicable Use Requirements.

                  (h) Each Mortgaged Property constitutes a legally subdivided lot under all applicable Use Requirements (or, if not subdivided, no subdivision or platting of such Mortgaged Property is required under applicable Requirements of Law), and for all material purposes each Mortgaged Property may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

     Section 4.18 Full and Accurate Disclosure. No statement of fact made by or on behalf of the Borrower in this Agreement or in any of the other Loan Documents (other than any Loan Documents to which neither the Borrower nor any Affiliate is a party), or any certificate or financial statement furnished by the Borrower to the Administrative Agent or any Lender when made or deemed made or the date as of which such certificate or statement speaks or is deemed to speak, as the case may be, contains any untrue statement of a material fact or, to the best of Borrower's knowledge, omits to state any material fact necessary to make statements contained herein or therein not misleading.

     Section 4.19 Solvency. Within the meaning of Section 548 of the Bankruptcy Code, the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act as in effect in any relevant jurisdiction, and any similar laws or statutes, and after giving effect to the transactions contemplated hereby: the fair saleable value of the Borrower's assets exceeds and will, immediately following the disbursement of the Loan or of any borrowing of the Revolving Portion of the Loan, exceed the Borrower's total liabilities including, without limitation, subordinated, unliquidated, disputed, and contingent liabilities; the fair saleable value of the Borrower's assets is and will, immediately following the disbursement of the Loan or of any borrowing of the Revolving Portion of the Loan, be greater than the Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured; the Borrower's assets do not and, immediately following the disbursement of the Loan or of any borrowing of the Revolving Portion of the Loan, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and the Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including without limitation contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the amounts to be payable on or in respect of obligations of the Borrower).

     Section 4.20 Not Foreign Person. The Borrower is not a Aforeign person within the meaning of Section 1445(f)(3) of the Code.

     Section 4.21 Assessments. Subject to the provisions of Section 5.5 hereof, except as set forth in budgets submitted to the Administrative Agent or its predecessor-in-interest under the Original Agreement or the First Restatement, there are no pending or, to the Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Property, nor, to the Borrower's knowledge, are there any contemplated improvements to any Mortgaged Property that may result in such special or other assessments.

     Section 4.22 Flood Zone. Except as disclosed by a survey heretofore delivered to the Administrative Agent, no Mortgaged Property is located in a flood hazard area as defined by the Federal Emergency Management Agency.

     Section 4.23 Physical Condition. Subject to the provisions of Section 5.5 hereof, each Mortgaged Property is free of material structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

     Section 4.24  Operation of Premises.  Subject to the  provisions of Section
5.5 hereof, each Mortgaged Property is being operated and maintained in accordance with the Borrower's usual and customary business practices.

     Section 4.25 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock or margin securities (within the meaning of Regulations T, U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any borrowing will be used, directly or indirectly, to purchase or carry any margin stock or margin securities or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin securities. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended.

     Section 4.26 Hazardous Materials. Subject to the provisions of Section 5.5 hereof, except as disclosed in the Studies heretofore delivered to the Administrative Agent, to the best of the Borrower's knowledge, no Hazardous Materials are located on or about the Mortgaged Properties, and the Mortgaged Properties do not contain any underground tanks for the storage or disposal of Hazardous Materials. Further, subject to the provisions of Section 5.5 hereof, except as disclosed in the Studies, (i) the Borrower has not, and to the knowledge of the Borrower no other party has, (A) stored or treated Hazardous Materials on the Mortgaged Properties, (B) disposed of Hazardous Materials or incorporated Hazardous Materials on the Mortgaged Properties, and (C) permitted any underground storage tanks to exist on the Mortgaged Properties, (ii) no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, or Hazardous Materials, if any, or any other environmental, health, or safety matters affecting the Mortgaged Properties or any portion thereof, from any person, government or entity, has been issued to the Borrower which has not been remedied or cured, and (iii) the Borrower has complied with all Requirements of Law affecting the Mortgaged Properties.

     Section 4.27 Representations and Warranties in the Loan Documents. Subject to the provisions of Section 5.5 hereof, the representations and warranties in each of the Loan Documents (except with respect to the representations and warranties expressly provided as being made only as of the Closing Date) are true, complete and correct in all material respects, and the Borrower hereby confirms each such representation and warranty as being true, complete and correct in all material respects as of the relevant dates with the same effect as if set forth in its entirety herein.

     Section 4.28 Loan Documents. The provisions of the Loan Documents are each effective to create, in favor of the Administrative Agent, a legal, valid and enforceable Lien on or security interest in all of the collateral described therein, and when the appropriate recordings and filings have been effected in the appropriate public offices (or, in the case of collateral represented by certificates, when such certificates have been pledged to and received by the Administrative Agent), the Loan Documents will constitute a perfected first Lien on and security interest in all right, title, estate and interest of the Borrower or a Subsidiary Mortgagor, as the case may be, in the collateral described therein, prior and superior to all other Liens except for Permitted Encumbrances and as otherwise permitted under this Agreement.

     Section 4.29 Balloon Payments. Except as reflected on Schedule 4 hereof, as of the Closing Date, there are no balloon payments, scheduled balloon amortizing payments or scheduled amortizing payments required to be paid at any time in respect of any Indebtedness (other than Permissible Assumed Indebtedness) of the Borrower or its Subsidiaries.

         Section 4.30     Subsidiaries

                  (a)     Each Subsidiary Mortgagor is a Subsidiary of Borrower.

                  (b) Each Subsidiary of Borrower has guaranteed the Indebtedness hereunder and reaffirmed such guaranty pursuant to the Reaffirmation of Guaranty, other than (i) any Non-Guarantor Subsidiary which has no other Indebtedness other than non-recourse debt to third parties and inter-company Indebtedness to the Borrower which would be accelerated by the occurrence of a Default or Event of Default hereunder and (ii) the bankruptcy remote Subsidiary which was formed for the purpose of entering into the Sale
Leaseback  Facility.  A  Non-Guarantor  Subsidiary   shall mean a Subsidiary of
Borrower that all of the Lenders agree (i) is prohibited from providing a guaranty or (ii) would not be an appropriate Person, for reasons acceptable to Lenders, to provide a guaranty of the Indebtedness hereunder.

     Section 4.31 Nature of Business. Neither the Borrower nor any Subsidiary of Borrower is engaged in any business other than the ownership, construction, development, operation and management of extended stay hotel facilities (other than businesses and investments incidental to the development, operation and management of extended stay hotel facilities), the management for a fee of other lodging facilities or the licensing of the operation of extended stay facilities under the AHomestead name, which licensing business does not have start-up costs in excess of one million dollars ($1,000,000).

     Section 4.32 Indebtedness. The Indebtedness set forth on Schedule 4 annexed hereto represents the only outstanding Indebtedness of Borrower and its Subsidiaries on the Closing Date.


                              ARTICLE V. COVENANTS

     Section 5.1 Certain Affirmative Covenants. So long as any portion of the Loan remains outstanding or any amounts due to the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, the Borrower will, and, to the extent any of the following relates to a Mortgaged Property any portion of or interest in which is owned by any Subsidiary Mortgagor, the Borrower will cause each such Subsidiary Mortgagor, with respect to such Mortgaged Property, to (unless expressly waived by the Administrative Agent or the Lenders as provided herein):

                  (a) Payment. Duly and punctually pay or reimburse when due or, if there is no specified due date, when demanded, the principal and interest on the Promissory Notes and all other amounts due under this Agreement and the other Loan Documents.

                  (b) Existence, Etc. (i) Preserve and maintain its existence in Maryland, and (ii) preserve and maintain its rights and franchises in each state in which there exists a Mortgaged Property (unless the failure to so preserve and maintain its rights and franchises would not constitute a Material Adverse Change).

                  (c) Compliance  With Laws,  Etc.  Subject to the provisions of
Section  5.5  hereof,  comply  with  all  applicable  Requirements  of Law,  Use
Requirements and all agreements and grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting the Mortgaged Properties.

                  (d) Payment of Taxes and Claims, Etc. Pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property (other than the Mortgaged Properties), unless the failure to so pay would not constitute or result in a Material Adverse Change, (ii) subject to the provisions of Section 5.5 hereof and subparagraph (iii) of this Section 5.1(d), all taxes, assessments and governmental charges imposed upon the Mortgaged Properties, and all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien upon the Mortgaged Properties or any of them unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto, and (iii) all taxes, assessments and governmental charges imposed upon the Mortgaged Properties which would, if unpaid, become a Lien senior in priority to the Lien of any of the Mortgages within ten (10) days after Borrower's notice of such Lien (unless the taxes, assessments or governmental charges to which such Lien relates are being contested in good faith by appropriate proceedings which have the effect of staying enforcement or execution of such Lien and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower).

                  (e) Keeping of Books. Keep accurate records and books of account in which full, accurate and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP. Upon reasonable prior notice and during normal business hours, the Borrower shall permit representatives of any Lender to visit its offices and inspect, examine and make abstracts from any of its books and records, and to discuss the business, operations, and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants, if any, in the presence of a representative of the Borrower.

                  (f) Visitation, Inspection, Etc. Permit any representative of the Administrative Agent or the Lenders to visit and inspect any of the Mortgaged Properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances, and accounts with its officers, accountants, and agents, all upon reasonable notice from the Administrative Agent during normal business hours.

                  (g) Maintenance of Property. Keep all Mortgaged Properties in good working order and condition and operate Mortgaged Properties in a manner consistent with the operation thereof as an extended stay facility, including ancillary facilities related thereto, and otherwise consistent with prudent business practices.

                  (h)0  Management of  Properties. Subject to the  provisions of
Section 5.5 hereof, Borrower or a Subsidiary of Borrower shall directly operate and manage the business of the Borrower at each of the Mortgaged Properties; provided, however, that with the prior written consent of all of the Lenders, which consent shall not be unreasonably withheld, the Borrower may hire another Person to operate and manage any Mortgaged Property.

                  (i) Hazardous Materials Removal. Subject to the provisions of Section 5.5 hereof, abate and/or remove any Hazardous Materials present in, on or under any of the Mortgaged Properties in violation of any applicable Requirement of Law.

                  (j)  Covenants  in  the  Loan   Documents.   Subject  to  the
provisions of Section 5.5 hereof, perform all covenants (affirmative and negative) contained in each of the Loan Documents with the same effect as if set forth in their entirety herein.

                  (k)     Insurance.  Subject  to the  provisions  of  Section
5.5  hereof,  maintain  upon  or  in  connection  with  each  of  the  Mortgaged
Properties:

                           (i)      Property and  casualty  insurance  coverage
evidenced by original or certified copies of insurance policies or binders for such insurance, together with evidence that the premiums for such policies have been paid current. Such insurance policies shall insure each of the Mortgaged Properties for one hundred percent (100%) of their full replacement cost (exclusive of footings and foundations) in so-called All risk form and with coverage for floods, earthquakes (except as provided in subsection (ii) below) and such other hazards (including collapse and explosion ) as the Lenders may require for each of the Mortgaged Properties and as are consistent with reasonable and customary requirements in the industry. Such insurance policies shall contain replacement cost and agreed amount endorsements (with no reduction for depreciation), an endorsement providing Building Ordinance Coverage and an endorsement covering the costs of demolition and increased costs of construction due to the enforcement of building codes or ordinances. To the extent there exists a boiler on the premises of any of the Mortgaged Properties, Borrower shall also furnish insurance providing boiler and machinery comprehensive coverage for all mechanical and electrical equipment at each of such Mortgaged Properties insuring against breakdown or explosion of such equipment on a replacement cost value basis. Borrower shall also furnish business interruption or loss of rental income insurance in connection with all policies covering property and boiler and machinery insurance for a period of not less than one
(1) year endorsed, other than with respect to boiler and machinery insurance, to provide a 180 day extended period of indemnity. All insurance required under this subsection 5.1(k) shall be with companies and in amounts and with coverage and deductibles satisfactory to the Lenders. All insurance required under this subsection 5.1(k)(i) with respect to the Mortgaged Properties shall include endorsements naming the Administrative Agent as loss payee, and shall have endorsed thereon the standard mortgagee clause in favor of the Administrative Agent. All companies issuing policies required under subsection 5.1(k) shall have a current Best Insurance Reports rating no less favorable than A- , and all such companies shall be licensed to do business in the states where the applicable Mortgaged Property is located. All policies required under subsection 5.1(k) shall provide that (A) the insurance evidenced thereby shall not be canceled or modified without, in the case of non-payment of premiums, at least ten (10) days prior written notice from the insurance carrier to the Administrative Agent, or, in any other circumstance, at least thirty (30) days prior written notice from the insurance carrier to the Administrative Agent; and
(B) no act or thing done by the Borrower, or any Affiliate of any of Borrower shall invalidate the policy as against the Lenders. The Borrower shall deliver renewal certificates of all policies of insurance required under subsection 5.1(k) and requested by the Administrative Agent, together with written evidence that the premiums are paid current, at least ten (10) days prior to the expiration of the then current policy.

                           (ii)      earthquake  insurance  provided  for  in
subsection  5.1(k)(i)  only for the Mortgaged  Properties and only to the extent
(A) any Mortgaged Property is located in an earthquake prone area and (B) such insurance is available at commercially reasonable rates.

                           (iii)0      Liability  and  worker's  compensation
insurance evidenced by original or certified copies of insurance policies, binders for such insurance policies, or certificates of insurance, together with evidence that the premiums for such policies have been paid current. Such insurance shall provide for (A) commercial general liability (including contractual liability) covering each of the Mortgaged Properties and the Borrower's and its Subsidiaries operations thereon in an amount not less than $1,000,000 per occurrence and not less than $1,000,000 per occurrence in the aggregate; (B) commercial automobile liability with a limit not less than $1,000,000 combined single limit and be endorsed to cover owned, hired and non-owned automobiles; and (C) worker's compensation insurance covering all of the Borrower's and its Subsidiaries employees and contracted parties (including their employees) situated at the Mortgaged Properties in accordance with the statutory requirements of the states where the applicable Mortgaged Property is located and including an endorsement for employer's liability coverage. The Borrower shall also furnish umbrella liability coverage in excess of the foregoing liability coverage with a limit of not less than $9,000,000. The commercial general liability and automobile policies and umbrella liability policy shall name the Lenders as additional insureds. Such policies shall also contain a so-called Aproducts-completed operations endorsement.

                           (iv)     Insurance insuring against loss or damage by
perils customarily included under standard Abuilder's risk completed value non-reporting form and which include all insurance required to be carried by Borrower, as Aowner, under the provisions of all construction contracts let by Borrower; provided that such insurance shall insure all construction on all of the Mortgaged Properties, including, without limitation, the construction of an extended stay facility and ancillary facilities related thereto on each Mortgaged Property, including all materials in storage and while in transit during construction.

                           (v)      flood  insurance  with respect to any
Mortgaged Property which is at any time identified by the Secretary of Housing and Urban Development as having special flood hazards.

                  (l) Further Assurances. The Borrower agrees upon demand of the Administrative Agent (i) to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Collateral) as may be reasonably required by the Administrative Agent to confirm the Lien of the Loan Documents or to exercise or enforce its rights under this Agreement, the Promissory Notes or the Loan Documents and to realize thereon, and (ii) to execute and deliver to the Administrative Agent and/or the Lenders such additional documents and to provide such additional information as the Administrative Agent and/or the Lenders may reasonably require to carry out or confirm the terms of this Agreement or the other Loan Documents. This covenant shall survive the termination of this Agreement until payment in full of all amounts due hereunder or under the Promissory Notes and the Loan Documents, provided that the covenant shall be reinstated if any payment of all amounts due hereunder or under the Promissory Notes and the Loan Documents is required to be returned to the payor or any other party under any applicable bankruptcy law.

                  (m)     Year 2000 Compliance.

                           (i)      Borrower has reviewed its  business  and
operations and has developed a plan (the Y2K Plan ) to address on a timely basis the risk that computer applications used by it in performing date sensitive functions and involving dates prior to December 31, 1999 and thereafter (such risk being herein referred to as the AY2K Problem ) would reasonably be expected to have a Material Adverse Effect.

                           (ii)     Pursuant to the Y2K Plan, Borrower is taking
and will take reasonable efforts to address the Y2K Problem on an ongoing basis.

     Section 5.2 Reporting Covenants. So long as the Loan remains in effect or any monetary obligation to the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, the Borrower will furnish to the Administrative Agent at the Borrower's sole cost and expense (unless expressly waived by the Administrative Agent or the Lenders as provided herein).

                  (a) Annual Financial Statements With Respect to the Borrower. As soon as available and in any event within ninety (90) days after the end of each fiscal year (unless the filing requirements have been extended by the Securities and Exchange Commission (SEC ), in which case the 90-day period shall be extended until the earlier of the date of filing with the SEC or such extended date granted by the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders equity, and cash flow of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen or other independent public accountants of comparable recognized national standing acceptable to the Administrative Agent, which such report shall be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such fiscal year, and the consolidated results of operations and changes in cash flow for such fiscal year, of the Borrower and its Subsidiaries in accordance with GAAP, and a statement of sources and uses of funds in the form of Exhibit I, indicating to Administrative Agent's satisfaction, that (A) the Borrower's sources and uses of funds are in balance with respect to Borrower's business in general, (B) the
Borrower has adequate sources to make each Project under Development Construction Complete and (C) the Borrower has adequate sources to satisfy the Borrower's cash requirements.

                  (b) Quarterly Financial Statements With Respect to the Borrower. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter other than the last fiscal quarter of a fiscal year (unless the filing requirements have been extended by the SEC in which case the 60-day period shall be extended until the earlier of the date of filing with the SEC or such extended date granted by the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and/or for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and certified by the Controller or chief financial officer of the Borrower that they are complete and correct and that they fairly present the consolidated financial condition as at the end of such fiscal quarter, the consolidated results of operations and changes in cash flow for such fiscal quarter and/or such portion of the Borrower's fiscal year, of the Borrower and its Subsidiaries in accordance with GAAP (subject to normal, year-end audit adjustments), and a statement of sources and uses of funds in the form of Exhibit I, indicating to Administrative Agent's satisfaction that (A) the Borrower's sources and uses of funds are in balance with respect to Borrower's business in general, (B) the
Borrower has adequate sources to make each Project under Development Construction Complete and (C) the Borrower has adequate sources to satisfy the Borrower's cash requirements.

                  (c) Annual Financial Statements With Respect to Mortgaged Properties. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower or at such time as the financial statements described in Section 5.2(a) above are furnished to the Administrative Agent, a statement with respect to each of the Mortgaged Properties for such fiscal year, each of which statements shall (i) be in the form of Exhibit J annexed hereto, and contain in comparative form the information required to complete such
Exhibit in the manner and detail contemplated by such Exhibit, (ii) set forth the Net Operating Income of each such Mortgaged Property in comparative form, and (iii) be certified by the Controller or chief financial officer of the Borrower that they are complete and correct and that they fairly present the information required to complete such Exhibit for each such property as at the end of such fiscal year, in accordance with GAAP and (iv) state that such statement presents fairly the information required to complete such Exhibit for each such property as at the end of such fiscal year, in accordance with GAAP.

                  (d) Quarterly Financial Statements With Respect to Mortgaged Properties. As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Borrower, a statement with respect to each of the Mortgaged Properties as at the end of such fiscal quarter, each of which statements shall (i) be in the form of Exhibit J annexed hereto, and contain in comparative form the information required to complete such Exhibit in the manner and detail contemplated by such Exhibit, (ii) set forth the Net Operating Income of each such Mortgaged Property in comparative form, and (iii) be certified by the Controller or chief financial officer of the Borrower that they are complete and correct and that they fairly present the information required to complete such Exhibit for each such property as at the end of such Accounting Period, in accordance with GAAP (subject to normal, year-end audit adjustments).

                  (e) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a), (b), (c) and (d) above, a certificate of the President, the Controller or the chief financial officer of the Borrower to the effect that, based upon a review of the Borrower's activities and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the Borrower's actions taken or proposed to be taken in response thereto. The President, the Chief Financial Officer or the Controller of the Borrower shall complete the form of certificate annexed as Exhibit G to this Agreement and shall certify thereon that the Borrower is in compliance with all financial covenants under this Agreement.

                  (f) Notice of Default or Events of Default. Promptly after acquiring knowledge of the occurrence of a Default or an Event of Default (or the occurrence of any event or existence of any condition which but for the application of Section 5.5 would constitute a Default or Event of Default), a certificate of the president or chief financial officer or the Controller of the Borrower specifying the nature thereof and the Borrower's proposed response thereto.

                  (g) Litigation. Promptly after (i) the occurrence thereof, the Borrower shall deliver notice of the institution of or any development in any action, suit, or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against the Borrower or any Mortgaged Property in writing, (ii) the Borrower receives actual knowledge thereof, the Borrower shall deliver notice of the threat of any such action, suit, proceeding, investigation, or arbitration, or (iii) receipt thereof, the Borrower shall deliver notice of any claims relating to the Lenders interests or any proposal by a Governmental Authority to acquire any part of the Mortgaged Properties (other than any such proceeding or development which, as reasonably likely to be determined, would not constitute or result in a Material Adverse Change).

                  (h) Adverse Change. Immediately after the Borrower knows of the occurrence of any Material Adverse Change, a certificate of any Co-Chairman, the President, any Senior Vice President, any Vice President or the Controller or chief financial officer of the Borrower specifying the nature of such change.

                  (i) Shareholder Communications, Filings, Etc. Promptly upon the mailing or filing thereof, the Borrower shall deliver copies of all financial statements, reports, and proxy statements mailed to the Borrower's shareholders generally, and copies of all final registration statements and other final documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                  (j) Title Endorsements. On or before March 31, 2001 and on or before each March 31 occurring thereafter during the term of the Loan, title policy endorsements which have the effect of redating the title policies insuring the Liens of the Mortgages with no exceptions other than the Permitted Exceptions, to be obtained at Borrower's sole cost and expense and to be dated as of a date no later than the date which is thirty (30) days prior to the outside date for the delivery thereof.

                  (k) FIRREA  Appraisals.  On or before the date which is sixty
(60) days after the Closing Date, FIRREA Appraisals with respect to each of the eight Mortgaged Properties to which an appraised value is not ascribed on
Schedule 1 annexed hereto.

                  (l) Updated Appraisals. On or before April 30, 2001, FIRREA Appraisals with respect to each of the Mortgaged Properties, dated as of a date not more than 60 days prior to April 30, 2001. Such appraisals are referred to herein , collectively, as the AUpdated Appraisals.

                  (M) Other Information. With reasonable promptness, such information about the Borrower, Realty and the Mortgaged Properties as the Administrative Agent or the Lenders may reasonably request from time to time.

         Section 5.3 Certain Negative Covenants. Neither Borrower nor, with respect to subsection (a), (m) to (t), (v), (w) or (x), any Subsidiary of Borrower will:

                  (a) Indebtedness. Create, incur, assume, or suffer to exist, any Indebtedness other than:

                           (i)      the Indebtedness hereunder and under the
other Loan Documents; and

                           (ii)      Indebtedness  outstanding  on  the  date
hereof which is reflected in the Borrower's  financial statements referred to in
Section 4.5(a) and in Schedule 4 annexed hereto;

                           (iii)      unsecured  liabilities  (not the result of
borrowing) incurred in the ordinary course of business for current purposes and not represented by any note or other evidence of Indebtedness and which are not past due more than 90 days;

                           (iv)      non-recourse   Indebtedness   to   third
parties (Permissible Assumed Indebtedness);

                           (v) liability to a surety under  performance bonds or
similar instruments incurred in connection with the Borrower's construction of extended stay facilities on the Borrower's property;

                           (vi)      Indebtedness  due and  payable  solely  to
a Subsidiary of Borrower or by a Subsidiary to Borrower; and

                           (vii)      The guaranty of lease obligations under
the Sale-Leaseback Facility;

                           (viii) subject to Lenders prior written consent,
which consent shall not be unreasonably withheld, and provided no Default or Event of Default has occurred, Indebtedness arising from the refinancing of the Indebtedness referred to in Schedule 4 annexed hereto; provided:

                                    (a)     such refinanced Indebtedness is not
secured by any of the Collateral;

                                    (b)     then existing  non-recourse
Indebtedness is not exchanged for recourse (however limited) Indebtedness;

                                    (c)     Borrower,  prior to and following
the closing of such refinancing, is in compliance with the covenants set forth in this Article V; and

                                    (d)     such  refinanced   Indebtedness
does not make any change in, the condition or affairs of Borrower which, in any Lender's opinion, increases its credit risk.

                  (b)  Total   Liabilities.   (1)  Permit   there  to  be  Total
Liabilities of Borrower, at any time, in excess of the amount equal fifty-five percent (55%) of Gross Asset Value C Cost.

                           (i)   Permit there to be Total  Liabilities  of
Borrower, at any time, in excess of the amount equal to:

                                    (a)     for the first  calendar  quarter of
2000, 65% of Gross Asset Value C Market;

                                    (b)     for the second  calendar  quarter of
2000, 60% of Gross Asset Value C Market;

                                    (c)     for the third  calendar  quarter of
2000, 57.5% of Gross Asset Value C Market; and

                                    (d)     for the fourth  calendar  quarter of
2000 and thereafter at all times up to and including the Maturity Date, 55% of Gross Asset Value Market.

                  (c) Aggregate Indebtedness. (1) Permit there to be aggregate Indebtedness of the Borrower, at any time, in excess of the amount equal to fifty percent (50%) Gross Asset Value Cost.

                           (i)      Permit there to be aggregate  Indebtedness
of the Borrower, at any time, in excess of the amount equal to:

                                    (a)     for the first  calendar  quarter of
2000, 60% of Gross Asset Value Market;

                                    (b)     for the second  calendar  quarter of
2000, 55% of Gross Asset Value Market;

                                    (c)     for the third  calendar  quarter of
2000, 52.5% of Gross Asset Value Market; and

                                    (d)     for the fourth  calendar  quarter of
2000 and at all times thereafter up to and including the Maturity Date, 50% of Gross Asset Value Market.

                  (d) Interest Expense Ratios. Maintain a ratio of EBITDA to Interest Expense less than:

                           (i) for the first calendar quarter of 2000, 1.75:1.0;

                           (ii)      for the second calendar quarter of 2000,
1.90:1.0; and

                           (iii)      for the third  calendar  quarter of 2000
and at all times thereafter up to and including the Maturity Date, 2.00:1.0.

                  (e) Debt Service Ratios. Maintain a ratio of Adjusted EBITDA to Debt Service less than:

                           (i)      for the first calendar quarter of 2000,
1.25:1.0; and

                           (ii)      for the second calendar  quarter of 2000
and at all times thereafter up to and including the Maturity Date, 1.5:1.0.

                  (f) Implied Debt Service Ratios. Maintain a ratio of Adjusted Pool NOI to Implied Pool Debt Service less than:

                           (i)      for the first calendar quarter of 2000,
2.00:1.0; and

                           (ii2)      for the second calendar  quarter of 2000
and at all times thereafter up to and including the Maturity Date, 2.25:1.0.

                  (g) Net Worth. Maintain, at any time, a Net Worth less than eighty five percent (85%) of its Net Worth as of December 31, 1999, adjusted upwards (but not downwards) by eighty five percent (85%) of the net cash proceeds and other value derived form the Borrower's issuance of equity securities after the Closing Date.

                  (h) Available Amount. Permit the aggregate principal amount of the Loan at any time to exceed $110,000,000, or the aggregate principal amount of all borrowings of the Revolving Portion of the Loan to exceed $35,000,000.

                  (i)  Dividends  and   Distributions.   Make  any  dividend  or
distribution prior to March 31, 2000. Thereafter, make any dividend or distribution which would cause the aggregate of all dividends or distributions made by the Borrower at any time subsequent to March 31, 2000 to exceed the Maximum Dividend Amount, as determined as of the date of the declaration of the dividend or distribution, provided, however, that in no event may the Borrower make a dividend or distribution during the continuance of a Default or Event of Default.

                  (j) Debt Yield. Permit there at any time to be a Debt Yield with respect to the Mortgaged Properties of less than 20%.

                  (k)     Loan to Appraised Value and Loan to Eligible Costs.

                           (i)      At all times  during the period  commencing
on the Closing Date and ending on April 30, 2001, permit the outstanding principal balance of the Loan to exceed an amount equal to 20% of the aggregate Appraised Value of the Mortgaged Properties.

                           (ii)      At all  times  during  the  period
commencing May 1, 2001 and ending on the Maturity Date, permit the outstanding principal balance of the Loan to exceed an amount equal to 30% of the aggregate Appraised Value of the Mortgaged Properties.

                         (iii) At all times during the term of the Loan,  permit
the outstanding principal
amount of the Loan to exceed an amount equal to 25% of Eligible Costs applicable to the Mortgaged Properties.

                  (l)  Security   Capital.   Permit   Security   Capital  Group
Incorporated to directly or, through a wholly-owned subsidiary, indirectly own less than (a) fifty-one percent (51%) of the voting stock in Borrower before dilution due to the conversion of the mortgages in favor of Archstone Communities Trust shown on Schedule 4 or (b) forty-six percent (46%) after such dilution.

                  (m) Sales, Transfers. Sell, transfer or enter into any agreement for the sale or transfer of any of the Mortgaged Properties, other than a sale or transfer or an agreement for the sale or transfer of a Mortgaged Property with respect to which all conditions and requirements to the Release thereof pursuant to Section 8.11 hereof are (as of the date of such agreement) capable of being, and upon such sale or transfer shall be, satisfied.

                  (n) Liens. Create, incur, assume, or suffer to exist any Lien on any Mortgaged Property to secure any Indebtedness of the Borrower or any other Person, other than Permitted Encumbrances.

                  (o) Mergers, Sales, Etc. (i) Merge into or consolidate with any other Person; (ii) sell, assign, lease, transfer, convey or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the Borrower's or such Subsidiary's assets, as the case may be, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act),
(iii) the liquidation or dissolution of the Borrower or such Subsidiary, as the case may be, or the adoption of a plan by the stockholders of the Borrower or such Subsidiary, as the case may be, relating to the dissolution or liquidation of the Borrower or such Subsidiary, as the case may be, (iv) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), except for Realty or Affiliates thereof, of a direct or indirect majority interest (more than 50%) of the voting power of the capital stock of the Borrower by way of purchase, merger or consolidation or otherwise; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two thirds (2/3) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

                  (p) Changes in Property or Business. Except in connection with the development of an extended stay facility and ancillary facilities related thereto or with the prior written consent of the Required Lenders:

                           (a)       Make or allow any  material  change to be
made in the nature of the use of any Mortgaged Property, or any part thereof from that in effect on the date hereof or the date acquired, as the case may be; or

                           (b)       Initiate or acquiesce in any change in any
Use Requirements now or hereafter in effect and affecting any Mortgaged Property or any part thereof.

                  (q) Transactions with Affiliates. Purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations, or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payments to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical service charges, or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms other than arm's-length commercially reasonable terms (other than (i) any such transactions in effect on the Closing Date and described in Schedule 7 annexed hereto, and (ii) any such transactions between the Borrower and any of its wholly-owned Subsidiaries and between wholly-owned Subsidiaries of Borrower).

                  (r) Use of Proceeds. Use the proceeds of any borrowing of the Revolving Portion of the Loan for any purpose other than those set forth in
Section 2.15(e) hereof.

                  (s) Change of Business. Make or allow any material change in the nature or scope of the business of the Borrower or any Subsidiary, except as permitted under Section 4.31.

                  (t)     Hazardous Materials. Subject to the provisions of
Section 5.5 hereof:


                           (i)      Use or permit or suffer use of any
Mortgaged Property or any part thereof or any interest therein or conduct any activity or operations thereon in any manner which:

                                    (a)     would  involve or result in the
occurrence or presence of or exposure to Hazardous Materials at, upon, under, across or within any Mortgaged Property or any part thereof not in the ordinary course of operation;

                                    (b)     would violate any Relevant
Environmental Laws; or

                                    (c)     would result in the occurrence of
any Environmental Discharge.

                           (ii)      Install  or suffer  or  permit installation
or Presence on, in or under any Mortgaged Property or any part thereof of any underground or above-ground containers for the storage of fuel oil, gasoline or other petroleum products or by-products, except (i) such above-ground containers that are required for the operation of the Mortgaged Property and that are at all times in compliance with all Relevant Environmental Laws and any other applicable Requirements of Law and (ii) such underground containers that are required for the operation of the Mortgaged Property and are at all times in compliance with all Relevant Environmental Laws and any other applicable Requirements of Law.

                  (u)     Projects under Development.

                           (i)      Permit there to be any Project under
Development other than those with respect to which Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent demonstrating that such Projects under Development are capable of being made Construction Complete using funds readily available to Borrower.

                           (ii)  Permit  the  Total  Costs  of   Projects  under
Development, at any time, to exceed
ten percent (10%) of the lesser of (i) GAV Cost and (ii) GAV Market.

                           (iii)      Permit the  aggregate  amount of
Construction Budgets to exceed ten percent (10%) of the lesser of (i) GAV Cost and (ii) GAVC Market.

                  (v) Guarantors. Except as provided in Section 4.30(b), permit or suffer any Subsidiary of Borrower to not guarantee the Indebtedness hereunder.

                  (w)     Investments.

                           (i)      Except  as  set  forth  in  Schedule  5
annexed hereto, Borrower and its Subsidiaries shall not own or hold any direct or indirect interest in any Capital Stock, other than (x) Capital Stock in a Subsidiary of Borrower and (y) Capital Stock which does not and will not constitute plan assets , as defined in Section 4.9 hereof.

                           (ii)      Borrower and its Subsidiaries  will not in
the aggregate own or hold any direct or indirect interest with respect to unimproved land in excess of (a) five percent (5%) of the lesser of (i) GAV Cost and (ii) GAV Market.

                           (iii)      Borrower and its Subsidiaries  will not in
the aggregate own or hold any direct or indirect interest in any mortgage or other debt or security instrument in excess of the lesser of ten percent (10%) of the lesser of (i) GAV Cost and (ii) GAV Market.

                           (iv)      Borrower and its Subsidiaries  will not in
the aggregate own or hold any direct or indirect interest, whether economic or nominal, in any limited liability company, joint venture or partnership (other than a wholly owned Subsidiary) in excess of fifteen percent (15%) of the lesser of (i) GAV Cost and (ii) GAV Market, provided that in no event shall Borrower or its Subsidiaries hold an interest in any such entity unless Borrower or the applicable Subsidiary owns not less than 25% of the beneficial interests in such entity and has the sole power at all times to direct the management and affairs of such entity.

                           (v)      Borrower  and its  Subsidiaries  will not,
in the aggregate, own or hold any direct or indirect interest in unimproved land, joint venture, limited liability company or partnership interests, mortgages or other debt or security instruments or any other investments in excess of twenty-five percent (25%) of the lesser of (i) GAV Cost and (ii) GAV Market.

                  (x) Preferred Stock Issuance. Permit there to be any issuance of preferred stock in Borrower or any Subsidiary Mortgagor.

         Section 5.4 Material Casualties. The Borrower agrees that if at any time prior to the repayment in full of the Loan (including, but not limited to, at any time, prior to or after an Event of Default) any Mortgaged Property is damaged by fire, earthquake or other casualty in such a manner or to such an extent so that it is unlikely, in the Administrative Agent's reasonable judgment, that such Mortgaged Property will be restored on or prior to the Maturity Date to the same physical, leased and operating condition as it exists prior to such casualty, the Borrower shall, within twenty (20) days of the Administrative Agent's written request, direct that the insurance proceeds from the casualty be delivered over to the Administrative Agent, to be applied by the Administrative Agent to repayment of or the Borrower's obligations under this Agreement and the other Loan Documents.

         Section 5.5 Effect of Certain Representations of Covenants Being Inaccurate or Breached. In the event that any of the representations and warranties contained in Sections 4.11, 4.13, 4.15, 4.16, 4.17, 4.21, 4.23, 4.24,
4.26, 4.27, 4.30, 4.31 and 4.32 of this Agreement (or any representation or warranty contained in any other Loan Document which is substantially similar to any of the foregoing representations and warranties) are not accurate when made or deemed made, or in the event that any of the covenants contained in Sections 5.1(c), (d)(ii), (h), (i), (j), (k) and (o) and 5.3(t) (or any covenant contained in any other Loan Document which is substantially similar to any of the foregoing covenants) are breached, then, notwithstanding anything to the contrary, such breach or inaccuracy shall not constitute or be deemed a Default or Event of Default, and Borrower shall not be deemed to have made any misrepresentation, or breached any warranty or covenant unless and until (but shall, at Administrative Agent's option, constitute and be deemed a Default and Event of Default, and Borrower shall be deemed to have made such misrepresentation, or breached such warranty or covenant, if and when):

                  (a) (1) Borrower is given notice by the Administrative Agent of the circumstances which, but for this Section 5.5, would constitute such misrepresentation, or breach of warranty or covenant and such circumstances are not remediated (i.e, the circumstances which would otherwise constitute such misrepresentation, or breach of warranty or covenant no longer exist) within (1) in the case of circumstances which can be remediated by the payment of a sum of money only, 10 days after such notice is given, and (2) in the case of all other circumstances, thirty (30) days after such notice is given plus, if such circumstances cannot reasonably be remediated within thirty (30) days after such notice is given and the Borrower has during such 30-day period commenced to remediate such circumstances and thereafter diligently pursues all necessary efforts to effect such remediation, such additional period of time as may be required to effect such remediation; provided, however, that if at any time during any cure period described above regarding circumstances the cost to remediate which are quantifiable, Borrower shall not have provided evidence satisfactory to the Administrative Agent that the Borrower has available to it sufficient funds (other than from borrowings pursuant to this Agreement) to promptly effect any such remediation, then the cure period provided for above regarding such circumstances shall immediately expire; and

                           (ii)      upon  the  expiration  of the  applicable
cure period described in Section 5.5(a)(i), if such circumstances have not been remediated, the aggregate principal amount of all outstanding borrowings at such time exceeds the Eligible Maximum Availability Amount , as herein defined, at such time. The term Remediation Amount means the amount which Borrower certifies to the Administrative Agent in writing (Borrower hereby agreeing to so certify such amount promptly upon the Administrative Agent's request) as being Borrower's reasonable estimate (determined in a manner reasonably acceptable to the Administrative Agent, the basis for which determination shall be set forth in reasonable detail in such certification) of the aggregate cost of remediating all circumstances which would constitute a misrepresentation or breach of warranty or covenant of any of the representations, warranties or covenants described above in this Section 5.5. The term Eligible Maximum Availability Amount means, as of the date of expiration of such applicable cure period, the maximum outstanding principal balance permitted under Section 5.3(k) as of such date recomputed by subtracting from the Eligible Costs and the Appraised Value of the Mortgaged Properties the amount by which the Remediation Amount exceeds, if at all, the lesser of (x) $3,000,000.00, and (y) the greater of (A) $300,000.00, and (B) three percent (3%) of the greater of (I) the Eligible Costs of the Mortgaged Properties, and (II) the Appraised Value of the Mortgaged Properties; or

                  (b)   all    circumstances    which   would    constitute    a
misrepresentation or breach of warranty or covenant of any of the representations, warranties or covenants described above in this Section 5.5, when taken as a whole, constitute a Material Adverse Change.

In the event that any misrepresentation or breach of warranty or covenant with respect to one or more Mortgaged Properties occurs which, pursuant to the provisions of this Section 5.5, constitutes or will constitute a Default and Event of Default, then, subject to the terms hereof, Borrower shall have the right to substitute for such affected Mortgaged Properties one or more other properties of the Borrower or its Subsidiaries, provided that (i) all of such proposed substitute properties are acceptable in all respects to the Lenders in their sole, absolute and subjective discretion, (ii) all other conditions herein to a property becoming a Mortgaged Property are satisfied and complied with, and
(iii) both before and after giving effect to such proposed substitution, no Default or Event of Default (other than as a result of such misrepresentation or breach of warranty or covenant) shall exist.

         Section 5.6 New Subsidiaries. In the event any Person becomes a Subsidiary after the Closing Date, the Borrower shall deliver to the Administrative Agent within twenty (20) Business Days of such event, each of the following items, in form and substance satisfactory to the Administrative Agent:

                  (a) an accession agreement in the form annexed hereto as Exhibit K executed by such Subsidiary;

                  (b) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of such Subsidiary certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

                  (c) a Certificate of Good Standing or certificate of similar meaning with respect to such Subsidiary issued as of a recent date by the Secretary of State of the State of formation of such Subsidiary and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Subsidiary is required to be so qualified;

                  (d) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Subsidiary with respect to each of the officers or other representatives of such Subsidiary authorized to execute and deliver the Loan Documents to which such Subsidiary is a party;

                  (e) copies certified by the Secretary or Assistant Secretary of such Subsidiary (or other individual performing similar functions) of (i) the bylaws of such Subsidiary, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form or legal entity and (ii) all corporate, partnership, member or other similar action taken by such Subsidiary to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                  (f) an opinion of legal counsel to such Subsidiary, regarding the due formation and good standing of such Subsidiary, the authorization, execution, delivery and enforceability of the Loan Documents to which it is a party, and such other matter as the Administrative Agent may reasonably request; and

                  (g) such other documents and instruments as the Administrative Agent may reasonably request.


                          ARTICLE VI. EVENTS OF DEFAULT

        Section 6.1 Events of Default. The occurrence and continuance of any of the following specified events shall constitute an Event of Default :

                  (a) Payments. The Borrower shall fail to pay (i) any principal of the Loan when due, or (ii) within three (3) days when due (including, without limitation, by mandatory prepayment) (1) any interest on the Loan or any fees or
(2) any other amount payable hereunder or under the other Loan Documents.

                  (b) Certain Property Representations and Covenants. Any misrepresentation or breach of warranty or covenant occurs which, pursuant to the provisions of Section 5.5 hereof, constitutes a Default and Event of Default.

                  (c) Other Covenants. The Borrower or any Subsidiary of Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in Sections 6.1(a) and (b)) and such failure shall remain unremedied (i) in the case of any amounts payable hereunder or under the other Loan Documents for three (3) Business Days after notice from the Administrative Agent, (ii) in the case of covenants or agreements contained in Section 5.2(a),
(b), (c) and (d) of this Agreement, for fifteen (15) Business Days after the occurrence thereof; or (ii) in all other cases, for thirty (30) days after the occurrence thereof. In the event that a breach of a covenant described in clause
(ii) above cannot be cured within thirty (30) days after the occurrence thereof and the Borrower has during such 30-day period commenced to cure such breach and thereafter diligently pursues all necessary efforts to effect a cure, an Event of Default shall be deemed only to have occurred if the breach either cannot be remedied, or remains unremedied, for sixty (60) days after the occurrence thereof.

                  (d) Representations. Any representation, warranty, or statement (other than those referred to in Section 6.1(b)) made or deemed to be made by the Borrower or any other Person (other than the Administrative Agent or any Lender) that is a party to any Loan Document under or in connection with any Loan Document shall have been incorrect in any material respect as of the date hereof, or as of the date deemed to have been made.

                  (e) Non-Payments of Other Indebtedness. The Borrower or any Subsidiary of Borrower shall fail to make any payment of principal of or interest on any Indebtedness of the Borrower or any such Subsidiary (other than any Indebtedness under this Agreement or the other Loan Documents and other than Permissible Assumed Indebtedness) in an aggregate principal amount of not less than $5,000,000.00 within the applicable cure period or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur; and the effect of such failure or event is to accelerate, or to permit the holder of such aggregate Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity.

                  (f) Defaults Under Loan Documents. The Borrower or any other Person (other than the Administrative Agent or any Lender) that is a party to any Loan Document shall fail to observe or perform any covenant or agreement (other than those referred to in Sections 6.1(a) and (b)) contained in any other Loan Document, or any default shall occur under any other Loan Document (other than those referred to in Sections 6.1(a) and (b)) and such failure or default shall remain unremedied (i) in the case of any amounts payable under the other Loan Documents, for three (3) days after notice from the Administrative Agent or the Administrative Agent, (ii) in the case of covenants or agreements similar to the covenants or agreements contained in Section 5.2(a), (b), (c) and (d) of this Agreement, for fifteen (15) Business Days after the occurrence thereof; or
(iii) in all other cases, thirty (30) days after the occurrence thereof. In the event that a breach of a covenant described in clause (ii) above cannot be cured within thirty (30) days after the occurrence thereof and the Borrower has during such 30-day period commenced to cure such breach and thereafter diligently pursues all necessary efforts to effect a cure, an Event of Default shall be deemed only to have occurred if the breach either cannot be remedied, or remains unremedied, for sixty (60) days after the occurrence thereof.

                  (g) Bankruptcy. The Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled ABankruptcy as now or hereafter in effect, or any successor thereto (the ABankruptcy Code ); or an involuntary case is commenced against the Borrower and the petition is not dismissed within ninety (90) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or there is commenced against the Borrower any such proceeding which remains undismissed for a period of ninety (90) days; or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or the Borrower makes a general assignment for the benefit of creditors; or the Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower shall by any act or failure to act indicate its consent to, approval of, or acquiescence in any of the foregoing; or any action is taken by the Borrower for the purpose of effecting any of the foregoing; or any of the foregoing shall occur with respect to any Subsidiary of Borrower.

                  (h) Money Judgment. A judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary of Borrower and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement, or otherwise) (or, if such judgment is covered by insurance, such longer period during which the Borrower or such Subsidiary is appealing or otherwise contesting such judgment in good faith).

                  (i) Cessation. Borrower or, without the prior consent of all Lenders, which consent may not be unreasonably withheld, any Subsidiary of Borrower which is not an Urban Subsidiary (as hereinafter defined) ceases, or threatens to cease, to carry on all or a substantial part of its business. As
used  herein,  an Urban  Subsidiary   is a  Subsidiary  of  Borrower  which has
mortgaged property to the Administrative Agent, as agent, pursuant to the credit facility referred to in subsection (j) below.

                  (j) Sale-Leaseback Facility. A default shall have occurred under the Sale-Leaseback Facility and shall remain uncured beyond the expiration of any applicable notice or grace period.

         Section 6.2 Global Remedies. Upon the occurrence and continuation of an Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Required Lenders may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lenders to enforce its claims against the Borrower: (i) declare the Loan terminated, whereupon the Loan shall terminate immediately; (ii) declare all or any portion of the principal of and any accrued interest on the Loan and all other obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower; (iii) foreclose on any Collateral concurrently or in such order as the Administrative Agent may from time to time see fit; or (iv) take any action permitted under any Loan Document; provided, that, if any Event of Default specified in Section 6.1(g) shall occur, the actions specified in clauses (i) and (ii) above shall be deemed to have immediately and automatically occurred without the giving of any notice to the Borrower.

         Section 6.3 Marshalling Waiver of Certain Rights; Recapture. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the obligations of such parties. To the extent permitted by law the Borrower waives and renounces the benefit of all valuation, appraisement, homestead, exemption, stay, redemption, and moratorium rights under or by virtue of the constitution and laws of the state in which the Mortgaged Properties are located and of any other state or of the United States, now existing or hereafter enacted. To the extent the Administrative Agent or any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced, or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such party as of the date such initial payment, reduction, or satisfaction occurred, together with interest at the Default Rate. The Borrower agrees that (i) the Administrative Agent on behalf of the Lenders shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as the Administrative Agent, in its reasonable discretion, shall determine from time to time, (ii) the Collateral may be sold at such proceeding or proceedings in one or more sales and in such portions or combinations as the Administrative Agent, in its sole and absolute discretion, shall determine, (iii) the Administrative Agent on behalf of the Lenders shall not be required to marshall assets, sell any of the Collateral in any inverse order of alienation, or be subject to any Aone action or Aelection of remedies law or rule, (iv) the exercise by the Lenders of any remedies against any one item of Collateral will not impede the Lenders from subsequently or simultaneously exercising remedies against any other item of Collateral, and
(v) all Liens and other rights, remedies, or privileges provided to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall remain in full force and effect until the Administrative Agent and the Lenders have exhausted all of their remedies against the Collateral and all of the Collateral has been foreclosed, sold or otherwise realized upon in satisfaction of the Promissory Notes and the other obligations of the Borrower to the Administrative Agent and the Lenders. Each Lender and its officers, directors, shareholders, employees, counsel and agents shall not incur any liability as a result of the sale of the Collateral, or any part thereof, in accordance with the provisions of this Agreement or any Loan Document, or for the failure to sell or offer for sale the Collateral, or any part thereof, for any reason whatsoever. The Borrower waives any claims against each Lender and its officers, directors, shareholders, employees, counsel and agents arising with respect to the price at which the Collateral, or any part thereof, may have been sold by reason of the fact that such price was less than the aggregate amount of the indebtedness due under the Promissory Notes, this Agreement and the other Loan Documents.

         Section 6.4      Application of Proceeds

                  (a) All proceeds received by the Administrative Agent or the Lenders in respect of the repayment of any sums due hereunder or in connection with a foreclosure sale of all or any portion of the Collateral after the occurrence of an Event of Default shall be applied, first, to the costs of enforcement of the Lenders rights hereunder and under the other Loan Documents; second, to pay any accrued and unpaid interest (including all interest owing at the Default Rate), the principal amount of the Loan and any unpaid fees payable under this Agreement and the other Loan Documents in such order of priority as the Administrative Agent, in its sole and absolute discretion shall determine but subject to the rights of the Lenders; and third, if any excess proceeds exist, to the Borrower or any party entitled thereto as a matter of law. If the amount of all proceeds received in liquidation of the Collateral which shall be applied to payment of the indebtedness due in respect of this Agreement, the Promissory Notes and the Loan Documents shall be insufficient to pay all such indebtedness or obligations in full, the Borrower acknowledges that it shall remain liable for any deficiency, together with interest thereon and costs of collection thereof (including reasonable counsel fees and legal expenses).

                  (b) The Administrative Agent shall have the right, but not the obligation, to deposit any proceeds in its possession which are available under clause third of Section 6.4(a) above into a court of competent jurisdiction for determination by such court of the disposition of such excess proceeds and upon such deposit, the Administrative Agent shall have no further liability with respect to such proceeds. All costs and expenses of the Administrative Agent in connection with such action may be deducted or charged by the Administrative Agent against such excess proceeds and shall otherwise be reimbursed by the Borrower upon demand. The Administrative Agent shall have the right, but not the obligation, to request and rely on the instructions of the Borrower in connection with the disposition of any such excess proceeds and, upon compliance with such instructions, shall have no further liability with respect to such proceeds.

         Section 6.5  Attorneys in Fact.  The   Borrower   hereby   makes,
constitutes and appoints the Administrative Agent, and its agents and designees, the true and lawful agents and attorneys-in-fact of the Borrower, with full power of substitution, to take any or all of the following actions during the continuance of an Event of Default: (i) to receive, open and dispose of all mail addressed to the Borrower relating to the Collateral, (ii) to notify and direct the United States Post Office authorities by notice given in the name of the Borrower and signed on its behalf, to change the address for delivery of all mail addressed to the Borrower relating to the Collateral to an address to be designated by the Administrative Agent, and to cause such mail to be delivered to such designated address where the Administrative Agent may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which the Administrative Agent has a security interest hereunder and any documents relative thereto, with full power to endorse the name of the Borrower upon any such notes, checks, acceptances, drafts, money orders or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and the Administrative Agent shall have the further right and power to endorse the name of the Borrower on any documents otherwise relating to such Collateral, and
(iii) to do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the liens and rights of the Administrative Agent created under this Agreement, including, without limitation, to claim, bring suit, settle or adjust any insurance proceeds claims relating to the Collateral. The Borrower agrees that neither the Lenders nor any of their officers, directors, shareholders, employees, counsel, agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for any acts of gross negligence or willful misconduct. The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof.


               ARTICLE VII. AGENCY AND INTERCREDITOR RELATIONSHIPS

         Section 7.1 Appointment. Each Lender hereby irrevocably designates and appoints Commerzbank AG, New York Branch as the contractual representative of such Lender under the Loan Documents, and each such Lender irrevocably authorizes Commerzbank AG, New York Branch to act as the contractual representative for such Lender, to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into any of the Loan Documents or otherwise exist against the Administrative Agent. The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article VII. In performing its respective functions and duties under the Loan Documents, the Administrative Agent shall act solely as the contractual representatives of the Lenders and do not assume nor shall the Administrative Agent be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of such party's respective successors and assigns.

        Section 7.2 Delegation of Duties. The Administrative Agent may execute any of their duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (including their internal counsel) concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 7.3 Exculpatory  Provisions.  The Administrative Agent shall not be
(a) liable for any action lawfully taken or omitted to be taken by it, or any Person described in Section 7.2, under or in connection with any Loan Document (except for those actions arising from the gross negligence or willful misconduct of the Administrative Agent), or (b) responsible in any manner to any of the Lenders for (i) any recitals, statements, representations or warranties made by the Borrower contained in any Loan Document, or by the Borrower in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with any Loan Document or (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any such certificate, report, statement or other document, or (iii) any failure of the Borrower, or any Lender to perform or observe its respective obligations hereunder or thereunder. Except as expressly required to do so under the Loan Documents, the Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of any Loan Document, or to inspect the properties, or the books or records of the Borrower. This Section
7.3 is intended to govern solely the relationship between each of the Administrative Agent, on the one hand, and the Lenders, on the other.

     Section 7.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation (including by telephone) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, its internal counsel and counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Lenders required pursuant to this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 7.5     Notices

                  (a) The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless
(i) such party has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a notice of default or (ii) such party, in its capacity as the Administrative Agent, has actual knowledge of such Default or Event of Default. In the event that the Administrative Agent receives such a notice or obtains such actual knowledge, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Administrative Agent shall deem advisable and in the best interests of the Lenders. The Administrative Agent shall take no action with respect to a Default or Event of Default except as directed by the Administrative Agent in writing and shall have no liability to the Borrower or its Subsidiaries or any Lender for acting on and carrying out any such direction.

                  (b) Each Lender agrees that it shall promptly notify the Administrative Agent in writing after it first has knowledge of any Default or Event of Default or of any matter which in such Lender's judgment adversely affects any Lender's respective interests in the Loan, which notice will describe the Default or Event of Default or matter in reasonable detail. The Administrative Agent shall give a copy of any such notice received by the Administrative Agent to the other Lenders.

                  (c) The Administrative Agent shall promptly give copies of the financial reports it receives pursuant to Sections 5.2(a) and (b) hereof to the other Lenders. The Administrative Agent shall promptly give copies of the financial reports it receives pursuant to Sections 5.2(c) to (e) hereof to the other Lenders.

        Section 7.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by either of the Administrative Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower shall be deemed to constitute any representation or warranty by the Administrative Agent. Each Lender represents and warrants to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, (a) made its own appraisal of and investigation into the business, operations, property, prospects, financial and other condition, creditworthiness and solvency of the Borrower, (b) satisfied itself as to the due execution, legality, validity, enforceability, genuineness, sufficiency and value of all of the Loan Documents and all other instruments and documents furnished pursuant to any Loan Document, and (c) made its own decision as to its Percentage of the Loan pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required pursuant to the Loan Documents to be furnished by the Administrative Agent to the Lenders, the Administrative Agent, as applicable, shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 7.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent (in their capacities as such) and their officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation, if any, of the Borrower to do so), ratably in accordance with their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Person as determined by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Promissory Notes and all other amounts payable hereunder.

     Section 7.8 Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any of its Affiliates as though it were not the Administrative Agent hereunder. With respect to portions of the Loan made or renewed by it and any Promissory Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though they were not the Administrative Agent.

     Section 7.9 The administrative Agents Resignation. The Administrative Agent may resign at any time by giving notice thereof to the Administrative Agent, the other Lenders and the Borrower. If the Administrative Agent's resignation is given in conjunction with an assignment of the Administrative Agent's interest in the Promissory Note held by the Administrative Agent to another Person or Persons, the Administrative Agent, with the consent of the Required Lenders, shall have the right to name a successor Administrative Agent by giving notice thereof to the Administrative Agent, the Borrower and the other Lenders. Otherwise, upon the resignation of the Administrative Agent, the Required Lenders shall designate within forty-five (45) days in writing another Person as the successor Administrative Agent. If such proposed successor Administrative Agent agrees in writing to act as the Administrative Agent in accordance with the terms hereof, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations as the Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

     Section 7.10 Appointment of a Substitute Administrative Agent. Commerzbank AG, New York Branch shall be the initial Administrative Agent under this Agreement and the Loan Documents until the Loan Documents have been terminated and the Lenders have been paid in full. In the event that the Administrative Agent determines that it is not in the best interest of the Administrative Agent to continue to act as the Administrative Agent, then the Administrative Agent may, at its option and upon thirty (30) days prior written notice to the Borrower and the Lenders, request a substitute Administrative Agent be selected in accordance with the terms of this Section to act as the Administrative Agent with respect to such matters. Within fifteen (15) days after receipt of such notice, the Required Lenders shall select a proposed substitute agent and shall notify the Borrower of the identity of such proposed substitute agent. In addition, the Required Lenders, on not less than thirty (30) days notice to the Administrative Agent, may elect to appoint a substitute Administrative Agent in the event that the Administrative Agent has acted hereunder with willful misconduct, gross negligence or exhibited a continuing pattern of negligence with respect to its duties and obligations hereunder. Provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to approve any such proposed substitute agent. The succeeding substitute Administrative Agent shall have all the rights, powers and duties of the Administrative Agent and the term Administrative Agent shall mean such substitute Administrative Agent, effective upon its appointment. In the event that the substitute Administrative Agent wishes to resign, it may do so upon thirty (30) days prior notice to the Borrower, the Administrative Agent and the Lenders, and a new substitute Administrative Agent shall be appointed in accordance with this Section. After any retiring substitute Administrative Agent's resignation hereunder as substitute Administrative Agent, the provisions of this Section 7.10 and Section 8.4 hereof shall inure to the benefit of such retired substitute Administrative Agent as to any actions taken or omitted to be taken by it while it was substitute Administrative Agent under this Agreement.

     Section 7.11 Loans. Each Lender shall make available to the Borrower such Lender's portion of the Loan subject to and in accordance with the provisions of the Loan Documents. The Borrower shall look solely to each Lender for the performance of such Lender's obligations, covenants and agreements under the Loan Documents on the part of each Lender to be performed or observed with respect to each such portion of the Loan, subject to and upon the conditions, limitations and restrictions set forth herein and in the other Loan Documents, as evidenced by the signature of each such party hereto. In the event any Lender has not made available its Percentage of any borrowing, the Administrative Agent may (but shall not be obligated to), and each Lender authorizes the
Administrative Agent to, advance for such Lender's account, pursuant to the terms hereof, the amount of the borrowing to be made by such Lender and each Lender agrees to reimburse the Administrative Agent in immediately available funds for any amount so advanced on its behalf. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made such amount available on behalf of any Lender, such Lender shall also pay interest thereon to the Administrative Agent at the Federal Funds Rate.

     Section 7.12 Priority of Loans. Each Lender's portion of the Loan shall be of equal priority with each other Lender's portion of the Loan, and no portion of the Loan shall have priority or preference over any other portion of the Loan or the security therefor, except as provided in Sections 7.20 and 7.24 hereof.

     Section 7.13 Books and Records. The Administrative Agent will keep customary books and records relating to all borrowings hereunder, and such books and records shall be available at the Administrative Agent's office for the Lenders reasonable inspection during the Administrative Agent's normal business hours. The original Loan Documents shall be kept at the New York office of the Administrative Agent or at such other office of the Administrative Agent or at such other place as may be designated from time to time by the Administrative Agent and shall be made available to any Lender for inspection at such office within a reasonable period of time following such Lender's written request to inspect same.

     Section 7.14 Decisions of Lenders. Except as expressly set forth in Sections 7.15 and 7.16 hereof, all decisions, consents, waivers, approvals and other actions (collectively, ADecisions ) authorized to be taken under or in connection with this Agreement and the other Loan Documents by any Lender shall be taken by the Administrative Agent in its discretion reasonably exercised, subject to the provisions of Section 7.4 hereof. Except as expressly provided in Sections 7.15 and 7.16 hereof, the Administrative Agent (i) may consent or withhold consent to any action by the Borrower, (ii) may exercise or refrain from exercising any power, rights or remedies hereunder or under the other Loan Documents or otherwise in respect of the borrowings made hereunder, and/or (iii) may waive any conditions in any Loan Documents, so long as such consent, exercise or waiver would not, in the Administrative Agent's judgment reasonably exercised, represent a departure from the standards followed by the Administrative Agent in the administration of loans held by the Administrative Agent entirely for its own account. The Administrative Agent may request a Decision with respect to matters described in Sections 7.15 and 7.16 hereof at any time by making a request for such Decision in writing to all of the Lenders. Any such request (x) shall contain an adequate description together with relevant background information of the Decision being requested, (y) shall specify the reasons for such request, and (z) shall state the effect of not responding to such notice as set forth in this Section. The Administrative Agent will provide the Lenders with such additional information as the Lenders may reasonably request to assist such Lenders in reaching a Decision, to the extent such information is in the Administrative Agent's possession or under its control. The requested Decision shall be deemed approved by the Lenders if and when the Administrative Agent receives written approval from the required percentage of the Lenders as specified in Sections 7.15 and 7.16 hereof, as the case may be. If a Lender does not deliver to the Administrative Agent a written objection thereto within ten (10) Business Days after hand delivery, mailing or delivery to an express courier service of the request by the Administrative Agent, the Administrative Agent shall make a second written request for a Decision from that Lender. If the Lender does not deliver to the Administrative Agent a written objection within five (5) Business Days after hand delivery, mailing or delivery to an express courier service of such a second request, such Lender shall be deemed to have approved the requested Decision. If the Administrative Agent is unable to contact the usual representatives of a Lender for any reason, the Administrative Agent will make a good faith effort to contact other representatives of such Lender as necessary to reach a Decision within the allotted time. To the extent that the Administrative Agent reasonably deems necessary, any such Decision may also be requested telephonically by the Administrative Agent from each Lender with such telephonic request to be confirmed in writing by the Administrative Agent. Any Decision as to which the Administrative Agent has made telephonic requests for approval shall be deemed approved by the Lenders after the Administrative Agent has received the written approval of the required percentage of the Lenders as specified in Sections 7.15 and 7.16 hereof. The Borrower shall be promptly notified of the Decision, if such Decision was made in response to a request by the Borrower.

     Section 7.15 Approvals by the Lenders. No amendment, supplement, modification or waiver shall be effective unless consented to in writing by the Required Lenders; provided, however, that any amendment, supplement, modification or waiver which adds, deletes, changes or waives any provisions of the Loan Documents the effect of which is to (i) extend either the Maturity Date or any installment or required prepayment of any borrowings; (ii) reduce the rate or extend the time of payment of interest on any borrowings; (iii) reduce the principal amount of any borrowings; (iv) reduce the fees payable under this Agreement and the other Loan Documents, or any other fee payable to the Lenders or extend the due date of any such fee; (v) change any Lender's portion of the Loan or the amount of any borrowing of any Lender (except to the extent permitted by Sections 7.18 and 7.19 hereof); (vii) forgive any Indebtedness of Borrower or any Subsidiary of Borrower; (viii) change any allocation of payments among the Lenders, (ix) change any provision of this Section 7.15 or Section
7.16 or the definition of Required Lenders; (x) modify any financial covenants or waive any Default or Event of Default (except as provided in Section 7.16),
(xi) release any guaranty, (xii) waive or release any lien on any of the Mortgaged Properties (except as provided in Section 8.11) or (xiii) commence any judicial or nonjudicial foreclosure proceeding (except as provided in Section 7.16), shall be ineffective in each case without the written consent of all the Lenders. Furthermore, no amendment, supplement, modification or waive shall amend, modify or waive any provision of any Loan Document, if the effect thereof is to affect the rights or duties of the Administrative Agent, without the written consent of the Administrative Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, Administrative Agent, the Administrative Agent and all future holders of the Promissory Notes. In the case of any waiver, the Borrower, the Lenders, the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Promissory Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Section 7.16    Approvals by the Required Lenders

                  (a) Upon the Administrative Agent's receipt of a notice of default (as defined in Section 7.5(a) hereof) with respect to an Event of Default, the Administrative Agent shall consult with the Lenders in respect of any such Event of Default to determine a course of action which is acceptable to the Required Lenders. Subject to Section 7.15 hereof, the Administrative Agent shall pursue any such course of action approved in writing by the Required Lenders in respect of any such Event of Default, including, without limitation, acceleration of the Loan. In the event that the Required Lenders cannot decide which remedies, if any, are to be pursued, the Administrative Agent may commence proceedings on behalf of the Lenders; provided, however, that if at any time thereafter the Required Lenders shall direct that a different or additional remedial action shall be taken, such different or additional remedial action shall be taken in lieu of or in addition to such proceedings.

                  (b) The Borrower hereby consents and agrees to the provisions of Sections 7.14 through 7.16 and any modifications thereof entered into by the Administrative Agent and the Lenders of such provisions and specifically acknowledges and agrees that, notwithstanding any provisions in the Loan Documents requiring action by the ALenders or similar provisions in connection with the declaration of an Event of Default, the acceleration of the indebtedness evidenced by the Loan Documents and/or the exercise of any remedies under the Loan Documents, the Administrative Agent is hereby empowered to act on behalf of the Lenders in accordance with the provisions hereof and the authority of the Administrative Agent with respect to any action taken by the Administrative Agent pursuant to and in accordance with this Agreement shall not be contested by the Borrower by reason of any different or conflicting provision contained in any of the Loan Documents.

     Section 7.17 Participation. Any Lender may at any time after the execution and delivery of this Agreement, sell to one or more Persons (each a AParticipant ) participating interests in any borrowing owing to such Lender, any Promissory Note held by such Lender and/or any other interest of such Lender hereunder (in respect of any such Lender, its ACredit Exposure ). Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations hereunder shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Promissory Note for all purposes hereunder (except as expressly provided below), and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.13 and 2.14 hereof. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to any Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any borrowing or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof.

         Section 7.18    Assignments

                  (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time after the execution and delivery of this Agreement and from time to time assign to any Lender or any other Eligible Assignee (each a APurchasing Lender ) all or any part of its Credit Exposure in amounts not less than $10,000,000. The Borrower, the Administrative Agent and the Lenders agree that to the extent of any assignment, the Purchasing Lender shall be deemed to have the same rights and benefits under the Loan Documents and the same obligation to share pursuant to Section 7.24 hereof as it would have had if it had been a Lender which was one of the original parties hereto. The consent of the Administrative Agent and, provided no Default or Event of Default has occurred, the Borrower shall be required prior to an assignment becoming effective, which consents will not be unreasonably withheld, delayed or conditioned; provided that the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Purchasing Lender unless and until such Purchasing Lender executes a supplement to this Agreement, substantially in the form of Exhibit L hereto (a AForm of Assignment and Assumption Agreement ).

                  (b) Upon (i) execution of a Form of Assignment and Assumption Agreement, (ii) delivery of an executed copy thereof to the Borrower, the Administrative Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, and (iv) payment to the Administrative Agent of an assignment fee of $2500 for each assignment by any Lender of all or any portion of its Credit Exposure, such transferor Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required. Such Form of Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender. Promptly after the consummation of any transfer to a Purchasing Lender pursuant hereto, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that a replacement Promissory Note is issued to such transferor Lender and a new Promissory Note is issued to such Purchasing Lender, in each case in principal amounts reflecting such transfer. The Purchasing Lender shall furnish to Borrower and the Administrative Agent, at least 10 days prior to the date on which the first payment to such Purchasing Lender is due, the documents described in Section 2.17(b) hereof.

                  (c) Commerzbank AG, New York Branch, agrees that it will not assign to a Purchasing Lender any part of its Credit Exposure such that, after giving effect to such assignment, Commerzbank AG, New York Branch's Percentage shall be less than twenty five percent (25%), unless its failure to do so shall (or in Commerzbank AG, New York Branch's reasonable judgment is likely to) constitute a violation of any Requirement of Law. Notwithstanding the foregoing, nothing herein shall restrict or limit Commerzbank AG, New York Branch, from selling a participating interest in any portion, or all, of its Credit Exposure.

     Section 7.19 Withholding. Notwithstanding anything to the contrary herein, no Participant or other assignee of all or any part of the Credit Exposure of any Lender (each, a ANon-Party Holder ), other than a Purchasing Lender, shall be entitled to any of the benefits of Section 2.16 hereof.

     Section 7.20 Amounts Received by Lenders. Each Lender agrees that it shall act as a trustee for the benefit of the other Lenders to the extent of the respective interests of the other Lenders in the Loan with respect to all sums of any kind paid to or received by such Lender in payment of all or a portion of the Loan by or on behalf of the Borrower.

     Section 7.21 No Joint Venture. Neither the execution of this Agreement nor the selling of an interest in the Loan nor any agreement to share in profits or losses as provided herein is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture among the parties to this Agreement.

     Section 7.22 Acknowledgement by Parties Hereto. The agreement to and acceptance of this Agreement by the parties hereto, indicated by the execution of this Agreement, shall evidence (a) each party's acceptance of all the terms and conditions of this Agreement and the other Loan Documents and (b) each party's consent to the Administrative Agent acting as the contractual representatives on behalf of the Lenders with regard to all aspects of the administration, enforcement and collection of the Loan and to all matters pertaining to the Loan Documents as provided for herein.

     Section 7.23 Sharing of Payments. Each of the Lenders agrees that if it should receive any amount under this Agreement or any of the other Loan Documents (whether by voluntary payment, by realization upon security, by the exercise of the right of banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any borrowing of a sum which with respect to the related sum or sums received by the other Lenders is in a greater proportion than the total of such borrowings then owed and due to such Lender bears to the total of borrowings made hereunder then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such borrowings owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 7.24 Limitation of Liability. No claim may be made by the Borrower or any other Person against the Administrative Agent or any Lender or any of their affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or under this Article VII; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.


                           ARTICLE VIII. MISCELLANEOUS

     Section 8.1 Notices. All notices, requests, and other communications to any party hereunder shall be in writing (including bank wire, telecopy, or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on Schedule 8 annexed hereto or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower. No notices, requests, and other communications given to any Person other than the Administrative Agent (including, without limitation, any Affiliate thereof) shall be deemed to have been given to the Administrative Agent. Each such notice, request, or other communication shall be effective (i) when delivered personally, (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 8.1, (iii) if given by certified or registered mail, return receipt requested, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) by Federal Express or other recognized overnight delivery service (provided that, in either such case, such delivery is made with a request for receipt), on the next Business Day after such communication is deposited with such delivery service, or (v) if given by any other means when delivered at the address specified in this Section 8.1.

     Section 8.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the party or its agent, if authorized to act on its behalf, against whom enforcement of such waiver or amendment is sought, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given. None of the foregoing shall negate or vitiate any of the provisions of Sections 7.14, 7.15 or 7.16.

     Section 8.3 No Waiver Remedies Cumulative. No failure or delay on the part of the Lenders in exercising any right or remedy hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent or the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein and in the other Loan Documents expressly provided are cumulative and not exclusive of any rights or remedies that the Lenders would otherwise have. No notice to or demand on the Borrower not required hereunder or under the other Loan Documents in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

     Section 8.4 Payment of Expenses,  Etc. The Borrower shall:

                  (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent or the Lenders) of, and in connection with the preparation, execution, and delivery of, preservation of rights under, enforcement of, and, after an Event of Default, refinancing, renegotiation, or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein; any amendment, waiver, or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Lenders);

                  (b) to the extent permitted by applicable law, pay and hold the Administrative Agent and the Lenders harmless from and against any and all present and future stamp, recording, and other similar taxes and fees with respect to the foregoing matters and save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and fees; and

                  (c) indemnify the Administrative Agent and the Lenders and each of their officers, directors, employees, Affiliates, representatives, and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages and expenses incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any litigation, or other proceeding related to any actual or proposed use by the Borrower of the proceeds of the Loan or the Borrower entering into and performing of this Agreement or the other Loan Documents or resulting from the ownership of any Mortgaged Property, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation, or other proceeding; provided that the Borrower shall not be obligated to indemnify any such Person to the extent of any costs, losses, liabilities, claims, damages, or expenses caused by the gross negligence or willful misconduct of such Person.

         If and to the extent that the  obligations  of the Borrower  under this
Section 8.4 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower's obligations under this
Section 8.4 shall survive any termination of this Agreement and the payment of the sums due hereunder and under the other Loan Documents.

     Section 8.5 Right of Setoff. Subject to the Administrative Agent's written consent, in addition to and not in limitation of all rights of offset that the Lenders may have under applicable law, the Lenders shall, upon the occurrence and during the continuance of any Event of Default and whether or not the Lenders have made any demand or the Borrower's obligations are matured, have the right to appropriate and apply to the payment of the Borrower's obligations hereunder and under the other Loan Documents, all deposits (general or special, time or demand, provisional or final) of the Borrower then or thereafter held by, and other indebtedness or property then or thereafter owing by, the Lenders.

     Section 8.6 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         Section 8.7    Governing Law; Submission to Jurisdiction

                  (a) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York except as otherwise specifically provided in the Loan Documents with respect to the perfection, priority and enforcement of liens upon real property and fixtures not located in the State of New York.

                  (b) Any legal action or proceeding with respect to this Agreement or the other Loan Documents or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Borrower agrees that any process in any proceeding in any such court may be served on the Borrower through the United States mails in accordance with Section 8.1.

                  (c) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENTS AND FROM ANY COUNTERCLAIM THEREIN.

                  (d) Nothing herein shall affect the right of the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 8.9 Headings Descriptive . The headings contained in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 8.10 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and all prior discussions, negotiations, term sheets, commitment letters, waiver letters, agreements, letter agreements, correspondence and document drafts with respect to such matters are merged herein and therein. Neither the Lenders nor any employee of the Lenders has been authorized to make any representation or agreement upon which the Borrower or its Affiliates may rely unless such matter is set forth in this Agreement or the other Loan Documents.

     Section 8.11 Release of Mortgaged Properties. The Administrative Agent agrees that, upon the Borrower's request (a ARelease Request ) to the Administrative Agent, the Administrative Agent will deliver to Borrower a form of release, duly executed and acknowledged by the Administrative Agent, releasing from the lien of the applicable Mortgage (a ARelease ) a Mortgaged Property (a ARelease Parcel ) but only if and on the condition that:

                           (i)      each  Release  Request  shall be in writing,
shall contain all information necessary for the Administrative Agent to cause a Release in recordable form to be prepared and shall be given at least ten (10) Business Days prior to the requested date of such Release;

                           (ii)      as of the date of such  Release  Request,
and as of the Closing Date of such Release (before as well as after giving effect to such Release), no Default or Event of Default shall have occurred and be continuing, and each Release Request shall constitute Borrower's representation and warranty that the foregoing is true, complete and accurate;

                           (iii)  before as well as after  giving effect to such
Release, subject to the provisions of Section 5.5 hereof, all representations and warranties contained herein (except representations and warranties expressly provided herein as being made only as of the Closing Date) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Release;

                           (iv)      the Borrower executes,  acknowledges and
delivers to the Administrative Agent, at Borrower's expense, any and all documents and instruments reasonably required by the Administrative Agent to preserve and maintain the Administrative Agent's and Lenders rights, upon and following any such Release, under and with respect to the Loan Documents; and

                           (v)      the Borrower  pays to the  Administrative
Agent for the account of the Lenders and for application to the Term Portion of the Loan an amount equal to the Release Price for the Mortgaged Property, less any previous prepayment of the Term Portion of the Loan not made in connection with a Release or otherwise applied to a Release Price.

In the event that all of the foregoing conditions to a Release have been satisfied, then, at Borrower's request, the Administrative Agent shall furnish such Release for execution by the Administrative Agent and for recordation by the title company which had insured the Lenders interest in the Mortgaged Property subject to the Release or as otherwise designated by Borrower. Receipt of a Release Request for each Release shall constitute Borrower's agreement and covenant to pay to the Administrative Agent, promptly upon demand (together with a reasonably detailed invoice(s) in respect thereof), all reasonable legal fees and expenses arising in connection with the preparation, execution, delivery and review of each Release, the documents and instruments described in this Section, and all other documents relating to, and rendering at the request of the Administrative Agent all advice respecting, each Release.

     Section 8.12 Confidentiality. The Administrative Agent and the other Lenders agree that, unless otherwise agreed to in writing by us, except as required by law or regulation or by legal process, to keep all Non-public Information delivered by the Borrower to the Administrative Agent or the Lenders confidential and not to disclose or reveal any Non-public Information to any person, other than those employed or retained by the Administrative Agent or the Lenders (including, without limitation, employees, counsel, accountants, engineers, advisers, experts and consultants to the Administrative Agent or the Lenders). Except as provided for in the next sentence, in the event that the Administrative Agent or any Lender is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Non-public Information, the Administrative Agent or such Lender agrees that it shall provide the Borrower with prompt notice of such request(s) and, unless required by law or regulation to disclose sooner, shall wait at least forty eight (48) hours before disclosing such Non-public information. Notwithstanding the foregoing or anything else to the contrary herein contained or contained in any of the other Loan Documents, the provisions of this Section 8.12 shall not apply to (a) the disclosure or sharing of any Non-public information among the Administrative Agent and the Lenders, (b) the disclosure by the Administrative Agent or any Lender of any Non-public information to federal, state and local bank regulators or other governmental agencies to the extent required or requested to do so (such disclosure shall not, however, in and of itself be deemed to render such information public), and (c) the Administrative Agent or any Lender may, in connection with any assignment or participation or proposed assignment or participation, disclose to the assignee or participant or proposed assignee or participant under a requirement of confidentiality, any Non-public information relating to the Borrower, the Collateral, the Borrower's assets, properties or financial condition or information otherwise furnished to the Administrative Agent or the Lenders by the Borrower.

     Section 8.13 No Discharge. The execution and delivery of this Agreement shall not extinguish the indebtedness or the obligations secured by the Mortgages, and no part thereof shall be discharged, disturbed, cancelled or impaired by the execution and delivery of this Agreement.

                       [Signatures Continued on Next Page]


         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Agreement as of the date first written above.

                                                 HOMESTEAD VILLAGE INCORPORATED


                                                 By
                                                    Laura L. Hamilton
                                                    Senior Vice President


                                                COMMERZBANK AG, New York Branch,
                                                as Administrative Agent


                                                 By
                                                    Name:
                                     Title:


                                                 By
                                                    Name:
                                     Title:


                                                COMMERZBANK AG, New York Branch,
                                                as Lender


                                                 By
                                                    Name:
                                     Title:


                                                 By
                                                    Name:
                                     Title:

                                WELLS FARGO BANK


                                                 By
                                                    Name:
                                     Title:


                                BANKBOSTON, N.A.


                                                 By
                                                    Name:
                                     Title:


                                                 CHASE BANK OF TEXAS, N.A.


                                                 By
                                                    Name:
                                     Title: